                                                                    EXHIBIT 10.1


                               VISTEON CORPORATION

                      WARRANT FOR THE PURCHASE OF SHARES OF
                       COMMON STOCK OF VISTEON CORPORATION

NO. 1                                                        WARRANT TO PURCHASE
                                                               25,000,000 SHARES

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN AND IN THE STOCKHOLDER AGREEMENT (AS HEREIN DEFINED), COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

     FOR VALUE RECEIVED, VISTEON CORPORATION, a Delaware corporation (the "COMPANY"), hereby certifies that FORD MOTOR COMPANY, a Delaware Corporation ("FORD" and together with its successors and permitted assigns, the "HOLDER"), is entitled, subject to the provisions of this Warrant and the Stockholder Agreement (as hereinafter defined), to purchase from the Company, at the times specified herein, twenty-five million fully paid and non-assessable shares of Common Stock of the Company, par value $1.00 per share (the "COMMON STOCK"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.

     1. Definitions. (a) The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person. For the purpose of this definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means having the right to elect a majority of the board of directors or other comparable body responsible for management and direction of a Person, or otherwise having, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, by contract or by virtue of share ownership.

     "AGGREGATE EXERCISE PRICE" shall have the meaning set forth in paragraph 9(a)(ii).

     "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "BUSINESS DAY" means a day, other than Saturday, Sunday or other day on which commercial banks in Detroit, Michigan are authorized or required by law to close.

     "CHANGE OF CONTROL" means (i) a liquidation or dissolution of the Company;
(ii) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; (iii) a merger, consolidation, share exchange, business combination or similar extraordinary transaction as a result of which the persons possessing, immediately prior to the consummation of such transaction, beneficial ownership of the voting securities of the Company entitled to vote generally in elections of directors of the Company, cease to possess, immediately after consummation of such transaction, beneficial ownership of voting securities entitling them to exercise at least 50% of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company (or, if not the Company, the surviving entity resulting from such transaction, or its parent); or (iv) a transaction or series of transactions (including by way of merger, consolidation, sale of stock or otherwise) the result of which is that any Person or "group" (as defined in
Section 13 of the 1934 Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the 1934 Act), directly or indirectly, of more than 50% of the voting power of the outstanding voting stock of the Company entitled to vote generally in elections of directors of the Company.

     "CONSTITUENT PERSON" shall have the meaning set forth in paragraph 10.

     "CURRENT MARKET PRICE PER COMMON SHARE" shall have the meaning set forth in paragraph 6.

     "DAILY PRICE" shall have the meaning set forth in paragraph 6.

     "EXCLUDED TRANSACTIONS" shall have the meaning set forth in paragraph 9(b).

     "EXERCISE PRICE" means $6.90 per Warrant Share, as such Exercise Price may be adjusted from time to time as provided herein.

     "EXPIRATION DATE" means the eighth anniversary of the date of the Closing at 5:00 p.m. Detroit, Michigan time.

     "NON-ELECTING SHARE" shall have the meaning set forth in paragraph 10.

     "NYSE" means the New York Stock Exchange.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "STOCKHOLDER AGREEMENT" means the Stockholder Agreement dated as of October 1, 2005 between the Company and Ford.

     "WARRANT SHARES" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

          (b) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Stockholder Agreement.

     2.   Exercise of Warrant.

          (a) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, commencing on the earlier of (i) the first anniversary of the date of the Closing and (ii) the occurrence of a Change of Control and ending on the Expiration Date or, if any such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto and, if the Holder so desires, such Warrant Exercise Notice shall include a written request by the Holder to exercise this Warrant on a cashless basis pursuant to paragraph 2(e). Promptly, and in any event within five (5) days, after delivery of the Warrant Exercise Notice, the Company shall notify the Holder in writing (x) whether it will settle such exercise in cash pursuant to paragraph 2(d)(ii) or
(y) if a request for cashless exercise has been made by the Holder, whether it will permit the Holder to exercise on a cashless basis pursuant to paragraph 2(e). Subject to paragraph 2(e) below, within ten (10) days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price (unless the Company shall have elected to settle in cash pursuant to paragraph 2(d)(ii), in which case the applicable Exercise Price shall be netted against the cash settlement amount payable by the Company pursuant to paragraph 2(d)(ii)). At the close of business on the date of such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

          (b) The Exercise Price shall be paid by wire transfer of immediately available funds to a bank account designated by the Company. Any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares shall be borne by the party or parties having responsibility therefor under applicable law, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of the Warrant Shares in a name other than that of the then Holder of this Warrant; provided further that the parties shall take reasonable steps to minimize such taxes.

          (c) If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company as promptly as reasonably practicable. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph 7 hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same as promptly as reasonably practicable.

          (d) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall, as promptly as reasonably practicable, either (i) transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall, as promptly as reasonably practicable, deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same or (ii) if the Company has elected pursuant to paragraph 2(a) to cash settle, pay an amount in cash equal to (x) such number of shares of Common Stock to which the Holder is entitled times the Current Market Price on the Business Day immediately preceding the date on which the Holder delivered the Warrant Exercise Notice pursuant to paragraph 2(a) minus (y) the applicable Exercise Price, if any, that would have otherwise been payable by the Holder, in each case of clauses (i) or (ii) together with an amount in cash in lieu of any fraction of a share as provided in paragraph 6 below, such amounts to be paid in cash or by wire transfer of immediately available funds to a bank account designated by the Holder or by certified or official bank check or bank cashier's check payable to the order of such Holder or by any combination of such cash, wire transfer or check.

          (e) If, pursuant to paragraph 2(a) the Company permits a cashless exercise by the Holder, in lieu of making the payment required to exercise the Warrant pursuant to paragraph 2(a) (but in all other respects in accordance with the exercise procedure set forth in paragraph 2(a)), the Holder may convert this Warrant into shares of Common Stock, in which event the Company will issue to the Holder the number of shares of Common Stock equal to the result obtained under the following equation:

         (A - B) x C where:
     X = -----------
              A

          X = the number of shares of Common Stock issuable upon exercise pursuant to this paragraph 2(e);

          A = the Current Market Price Per Common Share on the Business Day immediately preceding the date on which the Holder delivers the Warrant Exercise Notice pursuant to paragraph 2(a);

          B = the Exercise Price; and

          C = the number of shares of Common Stock as to which this Warrant is being exercised pursuant to paragraph 2(a).

     If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph 2(e).

     3. Beneficial Ownership. Notwithstanding anything to the contrary in this Warrant, in no event shall the Holder be entitled to receive, or shall be deemed by applicable law to receive, any Warrant Shares if, upon the receipt of such Warrant Shares, the "beneficial ownership" (within the meaning of Section 13 of the 1934 Act and the rules and regulations promulgated thereunder) of Common Stock by the Holder would be equal to or greater than 9.9% of the outstanding shares of Common Stock. If any delivery owed to the Holder hereunder is not made, in whole or in part, as a result of this provision, the Company's obligation to make such delivery shall not be extinguished and the Company shall make such delivery as promptly as practicable after, but in no event later than two Business Days after, the Holder gives notice to the Company that such delivery would not result in the Holder directly or indirectly so beneficially owning in excess of 9.9% of the outstanding shares of Common Stock. Upon request, the Company shall advise the Holder of the number of shares of Common Stock outstanding, in order to permit the Holder to make the calculation contemplated by this paragraph 3. The Company shall have no responsibility to monitor the beneficial ownership of Common Stock by the Holder. For the avoidance of doubt, nothing in this paragraph 3 shall entitle the Holder to exercise this Warrant after the Expiration Date.

     4. Restrictive Legend. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend is required pursuant to the Stockholder Agreement.

     5. Reservation of Shares; NYSE Listing. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this

Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and (except as contemplated in the legend referred to in paragraph 4) other encumbrances or restrictions on sale and free and clear of all preemptive rights.

     If the Warrant Shares have not been approved for listing on the NYSE as of the date hereof, the Company shall use its reasonable best efforts to cause the Warrant Shares to be so approved for listing as soon as practicable after the date hereof.

     6. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share on the Business Day immediately preceding the date on which the Holder delivers the Warrant Exercise Notice pursuant to paragraph 2(a).

     "CURRENT MARKET PRICE PER COMMON SHARE" on any date shall be the average of the Daily Prices (as defined below) per share of Common Stock for the twenty
(20) consecutive trading days immediately prior to such date. "DAILY PRICE" means (A) the last reported sale price on such day on the NYSE Composite Transactions Tape; or (B) if the shares of Common Stock then are not traded on the NYSE, the closing price (at the close of the regular trading session) on such day as reported by the principal national securities exchange (or principal trading market/quotation system) on which the shares are listed and traded. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined in good faith by the Board of Directors.

     7. Exchange, Transfer or Assignment of Warrant. Subject to compliance with the Stockholder Agreement, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, as promptly as reasonably practicable and without charge, execute and deliver new Warrant Certificates in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant Certificate shall promptly be canceled. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

     8. Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

     9. Anti-dilution Provisions.

          (a) (i) In case the Company shall at any time after the date hereof subdivide or split its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision or split shall be proportionately reduced and the number of shares of Common Stock purchasable under this Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares, the Exercise Price in effect immediately prior to such combination or reclassification shall be proportionately increased and the number of shares of Common Stock purchasable under this Warrant shall be proportionately decreased.

               (ii) In case the Company shall at any time after the date hereof declare a dividend or make a distribution on Common Stock generally, that is payable in Common Stock, the Exercise Price in effect at the time of the record date for such dividend or distribution and the aggregate number of shares of Common Stock receivable upon exercise of this Warrant shall be proportionately adjusted so that the exercise of this Warrant in full after such time shall entitle the Holder to receive (for the Aggregate Exercise Price (as defined below)) the aggregate number of shares of Common Stock which, if this Warrant had been exercised in full immediately prior to such time (for the aggregate Exercise Price in effect at such time (the "AGGREGATE EXERCISE PRICE")), such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend or distribution. If any declared dividend or distribution on Common Stock payable in Common Stock for which adjustments have been made pursuant to the immediately preceding sentence is not paid in whole or in part on the applicable payment date, then, effective as of the time of the record date for such dividend or distribution, the Exercise Price and the aggregate number of shares of Common Stock receivable upon exercise of this Warrant shall be proportionately readjusted so that the exercise of this Warrant in full after such time shall entitle the Holder to receive (for the Aggregate Exercise Price) the aggregate number of shares of Common Stock which, if this Warrant had been exercised in full immediately prior to such time (for the Aggregate Exercise Price), such Holder would have owned upon such exercise and in fact received by virtue of such dividend or distribution.

               (iii) In case the Company shall at any time after the date hereof issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, as a condition to such reclassification, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time that this Warrant is exercisable to purchase, at a total price equal to that payable upon exercise of this Warrant, the kind and amount of capital stock receivable in connection with such recapitalization by a record holder of the same number of shares of Common Stock as were purchasable (without applying the restrictions set forth in paragraph 3 hereof) by the Holder immediately prior to such recapitalization. Such adjustments under this paragraph 9(a) shall be made successively whenever any event listed above shall occur.

          (b) Except in the case of Excluded Transactions (as defined below), in case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock generally, entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date (or if such date of issuance is more than sixty days after the record date, less than the Current Market Price Per Common Share on such date of issuance), the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date (or if such date of issuance is more than sixty days after the record date, on such date of issuance) and the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Market Price Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Market Price Per Common Share immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined in good faith by the Board of Directors. Such adjustment shall be made successively whenever any such record date is fixed; and in the event that such rights, options or warrants or securities convertible into shares of Common Stock are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants or securities convertible into shares of Common Stock are entitled or the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities for such shares of Common Stock prior to their receipt of such shares of Common Stock (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 9), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options or warrants or securities convertible into shares of Common Stock that were not so issued or expired unexercised had never had their related record date fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock or required to pay such changed consideration, in the latter event. "EXCLUDED TRANSACTIONS" means any Common Stock issued by the Company (i) upon exercise or conversion of any security the issuance of which caused an adjustment under this paragraph 9, (ii) pursuant to employee or director compensation plans or arrangements and (iii) pursuant to a stockholder rights plan adopted by the Company.

          (c) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock in their capacities as such (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of indebtedness, assets or other property (other than (i) ordinary dividends payable in cash, (ii) dividends payable in Common Stock, (iii) distributions in connection with a stockholder rights plan adopted by the Company; or (iv) rights, options or warrants or convertible securities referred to in, and for which an adjustment is made pursuant to, paragraph 9(b) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph 9(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed

          (d) In case at any time or from time to time the Company shall take any action affecting its capital stock as such, other than an action described in any of the foregoing clauses (a) through (c), which the Board of Directors of the Company reasonably determines in good faith will adversely affect the rights of the Holders of the Warrants, the number of shares of Common Stock purchasable upon exercise of each Warrant and/or the Exercise Price shall be adjusted in such manner and at such time as the Board of Directors of the Company may reasonably and in good faith determine to be equitable in the circumstances.

          (e) The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price (but in no event below the par value of a share of Common Stock) or increase the number of shares of Common Stock for which the Warrant may be exercised to any amount deemed appropriate by the Board of Directors; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 5-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of shares of Common Stock in effect prior to such adjustment, as applicable, subject to any interim adjustments pursuant to this paragraph 9.

          (f) No adjustment in the Exercise Price or otherwise pursuant to paragraph 9(a) through (c) shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this paragraph 9(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 9 shall be made to the nearest $0.001 or to the nearest hundredth of a share of Common Stock, as the case may be.

          (g) In the event that, at any time as a result of the provisions of this paragraph 9, the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

          (h) Upon the occurrence of each adjustment or readjustment pursuant to this paragraph 9 or paragraph 10 below, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of the holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Exercise Price at the time in effect and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon exercise of the Warrant.

          (i) The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this paragraph 9 and in the taking of all such action necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     10. Consolidation, Merger or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter, upon exercise of this Warrant in accordance with and subject to all of the provisions of this Warrant, to receive the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised (without applying the restrictions set forth in paragraph 3 hereof) immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this paragraph 9 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph 10 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

     11. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("E-MAIL") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Ford, to:

          Ford Motor Company
          Office of the Secretary
          One American Road
          11th Floor World Headquarters
          Dearborn, Michigan 48126
          Facsimile No.: (313) 248-8713
          E-mail: psherry@ford.com

     with a copy to:

          Ford Motor Company
          Office of the General Counsel
          One American Road
          320 World Headquarters
          Dearborn, Michigan 48126
          Facsimile No.: (313) 337-3209
          E-mail: mnunn@ford.com

     and to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention: Paul R. Kingsley
          Facsimile No.: (212) 450-3800
          E-mail: paul.kingsley@dpw.com

     if to the Company, to:

          Visteon Corporation
          One Village Center Drive
          Van Buren Township, Michigan 48111
          Attention: John Donofrio, General Counsel
          Facsimile No.: (734) 710-7132
          E-mail: jdonofri@visteon.com
     with a copy (which shall not constitute notice) to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, NY 10153
          Attention: Michael E. Lubowitz
          Facsimile No.: (212) 310-8007
          E-mail: michael.lubowitz@weil.com

or such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     12. Rights of the Holder. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

     13. Governing Law. This Warrant shall be governed by and construed in accordance with the law of the State of Michigan, without regard to the conflicts of law rules of such state.

     14. Dispute Resolution.

          (a) If a dispute arises between the parties relating to this Warrant, the following shall be the sole and exclusive procedure for enforcing the terms hereof and for seeking relief, including but not limited to damages, injunctive relief and specific performance:

               (i) The parties promptly shall hold a meeting of senior executives with decision-making authority to attempt in good faith to negotiate a mutually satisfactory resolution of the dispute; provided that no party shall be under any obligation whatsoever to reach, accept or agree to any such resolution; provided further, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled.

               (ii) If the parties are unable to negotiate a mutually satisfactory resolution as provided above, then upon request by either party, the matter shall be submitted to binding arbitration before a sole arbitrator in accordance with the CPR Rules, including discovery rules, for Non-Administered Arbitration. Within five (5) Business Days after the selection of the arbitrator, each party shall submit its requested relief to the other party and to the arbitrator with a view toward settling the matter prior to commencement of discovery. If no settlement is reached, then discovery shall proceed. Upon the conclusion of discovery, each party shall again submit to the arbitrator its requested relief (which may be modified from the initial submission) and the arbitrator shall select only the entire requested relief submitted by one party or the other, as the arbitrator deems most appropriate. The arbitrator shall not select one party's requested relief as to certain claims or counterclaims and the other party's requested relief as to other claims or counterclaims. Rather, the arbitrator must only select one or the other party's entire requested relief on all of the asserted claims and counterclaims, and the arbitrator shall enter a final ruling that adopts in whole such requested relief. The arbitrator shall limit his/her final ruling to selecting the entire requested relief he/she considers the most appropriate from those submitted by the parties.

               (iii) Arbitration shall take place in the City of Dearborn, Michigan unless the parties agree otherwise or the arbitrator selected by the parties orders otherwise. Punitive or exemplary damages shall not be awarded. This paragraph 14 is subject to the Federal Arbitration Act, 28 U.S.C.A. Section 1, et seq., or comparable legislation in non-U.S. jurisdictions, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

     15. Jurisdiction. Subject to paragraph 14, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Warrant or the transactions contemplated hereby shall be brought in any federal court sitting in Michigan or any Michigan State court sitting in Wayne County or Oakland County, Michigan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Warrant shall be deemed to have arisen from a transaction of business in the State of Michigan. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     16. Amendments; Waivers. Any provision of this Warrant Certificate may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that if there shall be more than one Holder of this Warrant, any amendment of this Warrant Certificate approved by the Company and holders of a majority of the Warrant Shares will be binding on each Holder. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of October 1, 2005.

                                        VISTEON CORPORATION


                                        By: /s/ James F. Palmer
                                            ------------------------------------
                                        Name: James F. Palmer
                                        Title: Executive Vice President
                                               and Chief Financial Officer


Acknowledged and Agreed:

FORD MOTOR COMPANY


By: /s/ Donat R. Leclair
    ---------------------------------
Name: Donat R. Leclair
Title: Executive Vice President and
       Chief Financial Officer

                                                                    EXHIBIT 10.2

                              STOCKHOLDER AGREEMENT

                                   dated as of

                                 October 1, 2005

                                     between

                               VISTEON CORPORATION

                                       and

                               FORD MOTOR COMPANY

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01. Definitions................................................     1

                                    ARTICLE 2
                               REGISTRATION RIGHTS

Section 2.01. Shelf Registration.........................................     4
Section 2.02. Demand Registration........................................     4
Section 2.03. Postponement...............................................     7
Section 2.04. Piggyback Registration.....................................     8
Section 2.05. Expenses...................................................     9
Section 2.06. Registration and Qualification.............................     9
Section 2.07. Underwriting; Due Diligence................................    12
Section 2.08. Indemnification and Contribution...........................    13
Section 2.09. Rule 144 and Form S-3......................................    17
Section 2.10. Lock-Up Agreements.........................................    17
Section 2.11. Inconsistent Agreements....................................    18

                                    ARTICLE 3
                                     VOTING

Section 3.01. Voting of Warrant Shares...................................    18

                                    ARTICLE 4
                                   STANDSTILL

Section 4.01. Standstill.................................................    19

                                    ARTICLE 5
                                     HEDGING

Section 5.01. Limitations on Hedging.....................................    21
Section 5.02. Notice.....................................................    21

                                    ARTICLE 6
                              TRANSFER RESTRICTIONS

Section 6.01. Transfers; Rights of Transferees of Registrable
              Securities; Legends........................................    22

                                    ARTICLE 7
                                 MISCELLANEOUS

Section 7.01. Remedies...................................................    23
Section 7.02. Waiver; Consents to Amendments.............................    23
Section 7.03. Successors and Assigns.....................................    23
Section 7.04. Severability...............................................    24
Section 7.05. Counterparts;  Effectiveness; Third Party Beneficiaries....    24
Section 7.06. Descriptive Headings; Interpretation.......................    24
Section 7.07. Governing Law..............................................    24
Section 7.08. Dispute Resolution.........................................    24
Section 7.09. Jurisdiction...............................................    25
Section 7.10. WAIVER OF JURY TRIAL.......................................    26
Section 7.11. Addresses and Notices......................................    26
Section 7.12. Business Days..............................................    27

                              STOCKHOLDER AGREEMENT

     AGREEMENT (this "AGREEMENT") dated as of October 1, 2005 between Ford Motor Company, a Delaware corporation ("FORD"), and Visteon Corporation, a Delaware corporation (the "COMPANY").

                                   WITNESSETH:

     WHEREAS, pursuant to the Visteon "A" Transaction Agreement dated as of September 12, 2005 between Ford and the Company (the "TRANSACTION AGREEMENT"), among other things Ford is acquiring a warrant for the purchase of shares of common stock, par value $1.00 per share, of the Company (the "COMMON STOCK"); and

     WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Transaction Agreement;

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01. Definitions. (a) The following capitalized terms shall have the meanings set forth below:

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person. For the purpose of this definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means having the right to elect a majority of the board of directors or other comparable body responsible for management and direction of a Person, or otherwise having, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, by contract or by virtue of share ownership.

     "BENEFICIAL OWNERSHIP" shall be determined in accordance with Rule 13d-3 under the 1934 Act.

     "BOARD OF DIRECTORS" means the board of directors of the Company.

     "BUSINESS DAY" means a day, other than Saturday, Sunday or other day on which commercial banks in Detroit, Michigan are authorized or required by law to close.

     "CLOSING" means the date on which the transactions contemplated by the Transaction Agreement are consummated.

     "HEDGING TRANSACTION" means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

     "HOLDER" means Ford and, subject to Article 6, any Permitted Transferees.

     "INITIAL REQUESTING HOLDER" means the Requesting Holders initiating the registration pursuant to the first sentence of Section 2.02(a).

     "MAJORITY HOLDERS" means the Holders holding a majority in aggregate of the Registrable Securities held by all Holders.

     "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "OTHER SECURITIES" has the meaning ascribed thereto in Section 2.04(a).

     "PERMITTED TRANSFEREE" means any Person to whom the Registrable Securities are transferred in accordance with Article 6.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "REGISTRABLE SECURITIES" means (i) the Warrant Shares and (ii) any securities issued directly or indirectly with respect to such securities by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization of the Company. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when they (A) have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, (B) have been sold pursuant to Rule 144 under the 1933 Act, (C) could immediately be sold pursuant to Rule 144(k) under the 1933 Act or (D) have been repurchased by the Company or otherwise cease to be outstanding.

     "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with any registration or marketing of securities pursuant to
Article 2, including (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with this Agreement and the performance of the Company's obligations hereunder (including the expenses of any annual audit letters and "cold comfort" letters required or incidental to the performance of such obligations); (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing and producing any agreements among underwriters, underwriting agreements, selling group agreements and any other customary documents in connection with the marketing of securities pursuant to Article 2; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the underwriters or the Holders of securities in connection with such qualification and in connection with any blue sky and legal investment surveys, including the cost of printing and producing any such blue sky or legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the securities being registered pursuant to Article 2; (vi) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system; (ix) the costs and expenses of the Company and its officers relating to analyst or investor presentations, if any, or any "road show" undertaken in connection with the registration and/or marketing of any Registrable Securities; and (x) the reasonable fees and expenses (up to a maximum of Thirty Thousand Dollars ($30,000) in the aggregate for all registrations contemplated by this Agreement) of no more than one legal counsel to the Holders selected by Holders holding a majority of the Registrable Securities included in the relevant registration statement, as applicable. In no event shall Registration Expenses be deemed to include underwriting discounts and commissions, brokerage fees and transfer taxes, if any.

     "REQUESTING HOLDERS" means the Holders requesting the registration of their Registrable Securities pursuant to Section 2.02(a) or 2.02(f).

     "RULE 415 OFFERING" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the 1933 Act.

     "SEC" means the Securities and Exchange Commission.

     "SELLING HOLDER" means a Holder of Registrable Securities included in the relevant registration statement.

     "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Company relating to a Rule 415 Offering which covers all of the Registrable Securities held by the Holders, on Form S-3 under the 1933 Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     "WARRANT" means the Warrant to purchase shares of Common Stock as described in the Transaction Agreement.

     "WARRANT SHARES" means the shares of Common Stock deliverable upon exercise of the Warrant, as adjusted from time to time.

                                    ARTICLE 2
                               REGISTRATION RIGHTS

     Section 2.01. Shelf Registration. Provided that the Company is eligible to file a registration statement on Form S-3, it shall, not later than 270 days after the date hereof or, if later, as soon as is reasonably practicable after it becomes eligible to file a registration statement on Form S-3, cause to be filed a Shelf Registration Statement, and shall use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC within one year after the date hereof or as soon as is reasonably practicable after it becomes eligible to use Form S-3.

     (b) Subject to the terms of this Agreement, the Company agrees to use reasonable best efforts to keep the Shelf Registration Statement continuously effective from the date the SEC declares the Shelf Registration Statement effective until the first date that the Holders cease to hold any Registrable Securities.

     Section 2.02. Demand Registration. If at any time after the first anniversary of the Closing or after a Change of Control (as defined in the Warrant), a Shelf Registration Statement is not effective (subject to any permitted postponement pursuant to Section 2.03), the Majority Holders may request in writing that the Company effect the registration under the 1933 Act of any or all of the Registrable Securities held by such requesting Holders, which notice shall specify the intended method or methods of disposition of such Registrable Securities. Except as otherwise provided herein, the Company shall prepare and (within ninety (90) days after such request has been given) file with the SEC a registration statement with respect to (x) all Registrable Securities included in such request and (y) all Registrable Securities included in any request delivered by the Requesting Holders pursuant to Section 2.02(f), and thereafter use its reasonable best efforts to effect the registration under the 1933 Act and applicable state securities laws of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request; provided that the Company shall not be obligated to effect any such registration pursuant to this Section 2.02(a) if (i) within thirty (30) days of receipt of a written request from the Requesting Holders, the Company gives notice to the Requesting Holders that the Company intends to effect an offering of the Company's securities for the Company's account and has taken substantial steps (including, but not limited to, selecting a managing underwriter or placement agent for such offering) and is proceeding with reasonable diligence to effect such offering (provided that in such case, the Company shall, subject to Section 2.04(c), use its reasonable best efforts to include in the registration relating to such public offering all Registrable Securities requested to be included by any Holder pursuant to Section 2.04(c) and, in the event Section 2.04(c) applies to such registration, shall include in such registration a number of such Registrable Securities that is equal to at least 25% of the shares of Common Stock (on an as-converted basis, with respect to securities convertible into or exchangeable for Common Stock to be included in such registration) that the Company is registering pursuant to such registration) or (ii) the Requesting Holders propose to sell less than all Registrable Securities then held by them pursuant to such registration statement and the estimated aggregate price to the public of such Registrable Securities is less than Five Million Dollars ($5,000,000).

     (b) The Majority Holders may collectively exercise their rights under this
Section 2.02 on not more than three occasions.

     (c) The Holders shall not have the right to require the filing of a registration statement pursuant to this Section 2.02 while any registration statement that has been filed pursuant to this Section 2.02 has yet to become effective or within six months following the effectiveness of any registration statement on Form S-1 that was filed pursuant to this Section 2.02.

     (d) A registration pursuant to this Section 2.02 shall not be deemed to have been effected (and, therefore, rights of a Requesting Holder shall be deemed not to have been exercised for purposes of paragraph (a) above) (i) if it has not become effective, (ii) if after it has become effective such registration (or the use of the prospectus contained in such registration statement) is (A) interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by any Holder or underwriter or
(B) delayed, withdrawn, suspended or terminated and, in each case, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement (until such time as the Registrable Securities requested to be registered may be completely distributed in accordance with the plan of distribution set forth in the related registration statement) or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement containing customary terms for secondary offerings by selling securityholders entered into by the Company in connection with such registration are not satisfied or waived other than because of some act or omission by any Holder or underwriter.

     (e) In the event that any registration pursuant to Section 2.02(a) shall involve, in whole or in part, an underwritten offering, the Holders of a majority of the Registrable Securities to be registered shall select the lead underwriter or underwriters (which selection or selections shall be subject to the approval of the Company, which approval shall not be unreasonably withheld), as well as counsel for the Holders, with respect to such registration. The parties hereto acknowledge and agree that the Company shall have sole discretion with respect to the selection of underwriters for any registration pursuant to
Section 2.04 that involves an underwritten offering.

     (f) Upon receipt of a written request from the Initial Requesting Holders pursuant to the first sentence of Section 2.02(a), the Company shall promptly give written notice of such requested registration to all other Holders of Registrable Securities and the intended method or methods of disposition stated in such request. Each other Holder may, by written notice to the Company to be delivered within ten (10) days of the delivery of the Company's notice, request the inclusion in such registration of any Registrable Securities held by such other Holder. The Company shall promptly after the expiration of such 10-day period notify each Requesting Holder of (i) the identity of the other Requesting Holders and (ii) the number of Registrable Securities requested to be included therein by each Requesting Holder. In the event that the Initial Requesting Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, the right of any Holder to include all or any portion of its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute all of any portion of their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form (for secondary sales by selling stockholders) with the underwriter or underwriters selected pursuant to Section 2.02(e).

     (g) The Company shall have the right to cause the registration of additional equity securities for sale for the account of any Person that is not a Holder (including the Company and any directors, officers or employees of the Company (such additional equity securities, the "ADDITIONAL EQUITY SECURITIES")) in any registration of Registrable Securities requested by the Requesting Holders; provided that if such registration is to be an underwritten registration and such Requesting Holders are advised in writing (with a copy to the Company) by a nationally recognized investment banking firm selected pursuant to paragraph (e) above that, in such firm's good faith view, all or a part of the equity securities to be included in such registration (including any Additional Equity Securities) cannot be sold and the inclusion of all or part of the equity securities that would otherwise be included in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the equity securities to be included in such registration, then the Company shall exclude from such registration such Additional Equity Securities or part thereof, to the nearest extent possible on a pro rata basis, in which case the Company shall include in such registration:

          (i) first, up to the full number of Registrable Securities and

          (ii) second, up to the full number of any other Additional Equity Securities, if any, in excess of the Registrable Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering in the manner described above.

     In the event that the number of Registrable Securities requested to be included in a registration statement that will not include any Additional Equity Securities by the Requesting Holders exceeds the number which, in the good faith view of such investment banking firm, can be sold without adversely affecting the price, timing, distribution or sale of securities in the offering, the number shall be allocated pro rata among all of the Requesting Holders on the basis of the relative number of Registrable Securities then held by each such Requesting Holder (with any number in excess of a Requesting Holder's request reallocated among the remaining Requesting Holders in a like manner).

     Section 2.03. Postponement. The Company shall be entitled to postpone for a reasonable period of time up to ninety (90) days the filing of any registration statement or any amendment or supplement thereto otherwise required to be prepared and filed by it pursuant to Section 2.01 or 2.02 if the Company furnishes to the Holders a certified resolution of the Board of Directors (the "CERTIFIED RESOLUTION") stating that the Company or any of its Subsidiaries is engaged in confidential negotiations or other confidential business activities (or the Board of Directors determines that the Company is at such time otherwise in possession of material non-public information with respect to the Company or any of its Subsidiaries), disclosure of which would be required in such registration statement, and the Board of Directors determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders other than the Holders. A deferral of the filing of a registration statement pursuant to this Section 2.03 shall be lifted, and the registration statement shall be filed forthwith, if the negotiations or other activities are terminated or publicly disclosed (or such material non-public information has been publicly disclosed by the Company). In order to defer the filing of a registration statement pursuant to this Section 2.03, the Company shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to the Holders (subject to the Holders entering into a customary confidentiality obligation as to such information, which the Holders hereby agree to do) the Certified Resolution stating that the Company is deferring such filing pursuant to this Section 2.03 and an approximation of the anticipated delay. Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing under this
Section 2.03 more than once in any 180 day period.

     Section 2.04. Piggyback Registration. In the event that the Company proposes to register any of its Common Stock, any other of its equity securities or securities convertible into or exchangeable for its equity securities (collectively, including Common Stock, "OTHER SECURITIES") under the 1933 Act, whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the 1933 Act, it shall so long as Holders own Registrable Securities, give prompt written notice to each Holder of its intention to do so and of the rights of such Holder under this Section 2.04. Subject to the terms and conditions hereof, such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request. Upon the written request of any such Holder made within ten (10) days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Company shall use its reasonable best efforts to effect, in connection with the registration of the Other Securities, the registration under the 1933 Act of all Registrable Securities which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered. Notwithstanding the immediately preceding sentence, in the event that the holders of the Other Securities intend to distribute the Other Securities covered by such registration by means of an underwriting, the right of any Holder to include all or any portion of its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute all or any portion of their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form (for secondary sales by selling stockholders) with the underwriter or underwriters.

     (b) If, at any time after giving a written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to such Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities, without prejudice, however, to the rights of the Holders immediately to request that such registration be effected as a registration under Section
2.02 to the extent permitted thereunder.

     (c) If the registration referred to in the first sentence of Section 2.04(a) is to be an underwritten registration and a nationally recognized investment banking firm selected by the Company advises the Company in writing that, in such firm's good faith view, the inclusion of all or a part of such Registrable Securities in such registration would be likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities then contemplated, the Company shall include in such registration:

          (i) first, all Other Securities the Company proposes to sell for its own account,

          (ii) second, any securities of the Company to be registered pursuant to "demand" registration rights existing as of the date hereof, and

          (iii) third, up to the full number of Registrable Securities held by Holders of Registrable Securities in excess of the number of Other Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering in the manner described above.

     (d) The Company shall not be required to effect any registration of Registrable Securities under this Section 2.04 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans or in connection with the filing of a Form S-4 or Form S-8 registration statement.

     (e) No registration of Registrable Securities effected under this Section
2.04 shall relieve the Company of its obligation to effect a registration of Registrable Securities pursuant to Section 2.01 or 2.02.

     Section 2.05. Expenses. Except as provided herein, the Company shall pay all Registration Expenses under this Article 2 with respect to a particular offering (or proposed offering). Each Selling Holder shall bear the fees and expenses of its own counsel as well as all underwriting discounts and commissions, brokerage fees and taxes, except that reasonable fees and expenses (up to a maximum of Thirty Thousand Dollars ($30,000) in the aggregate for all registrations contemplated by this Agreement) of one counsel representing all Selling Holders selected by the Selling Holders holding a majority of the Registrable Securities included in the relevant registration statement, as applicable, will constitute Registration Expenses.

     Section 2.06. Registration and Qualification. If the Company is required to effect the registration of any Registrable Securities under the 1933 Act as provided in Section 2.01, 2.02 or 2.04, the Company shall as promptly as practicable, but subject to the other provisions of this Agreement:

     (a) prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the 1933 Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective and to comply with the provisions of the 1933 Act with respect to the disposition of all such Registrable Securities until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement; provided that the Company will, at least five (5) Business Days prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such Holder (and its attorneys) during such 5 business-day period and the Company will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Holder to which such Holder shall reasonably object in writing; it being agreed that there is no need to pre-deliver or give a right to review of any 1934 Act filing that is fully incorporated by reference;

     (c) furnish to the Selling Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request, and, upon the request of the Selling Holders or such underwriter, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

     (d) after the filing of the registration statement, promptly notify each Selling Holder in writing of the effectiveness thereof and of any stop order issued or, to the knowledge of the Company, threatened by the SEC and use its reasonable best efforts to prevent the entry of such stop order or to promptly remove it if entered and promptly notify each Selling Holder of such lifting or withdrawal of such order;

     (e) use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such U.S. jurisdictions as may be necessary and as the Selling Holders or any underwriter of such Registrable Securities shall reasonably request, and use its reasonable best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Holders or any such underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement; provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction;

     (f) use its reasonable best efforts in the event of an underwritten offering to furnish to each Selling Holder and to any underwriter of such Registrable Securities (i) an opinion of counsel for the Company addressed to each underwriter and each Selling Holder and dated the date of the closing under the underwriting agreement and (ii) a "cold comfort" letter addressed to each underwriter and each Selling Holder and signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with the consummation of underwritten secondary public offerings of securities by selling securityholders;

     (g) as promptly as practicable, notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2.01, Section 2.02 or Section 2.04 is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders (but subject to Section 2.03) prepare and furnish to the Selling Holders as promptly as practicable a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (and the Selling Holders agree to immediately discontinue use

(and cause each other person acting on its behalf to immediately discontinue use) of the prospectus included in such registration statement following receipt of such notice until such time as such prospectus shall have been so amended or supplemented or such time as the Company shall have provided the Selling Holders with a subsequent notice to the effect that such prospectus may again be used);

     (h) if requested by the lead or managing underwriters or Selling Holders, use its reasonable best efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which the Common Stock is then listed;

     (i) upon the Selling Holders' reasonable request, send appropriate officers of the Company to attend customary "road shows" and analyst and investor presentations scheduled in connection with any such underwritten offering of Registrable Securities; provided, however, that attending such road show would not unduly interfere with the operation of the Company; and

     (j) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 2.01, Section 2.02 or Section 2.04 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

     In addition, each Holder agrees that (i) in connection with any registration of Registrable Securities pursuant to this Article 2 it will timely provide all information reasonably necessary with respect to such Holder and its plan of distribution, for such registration of Registrable Securities, (ii) failure to provide such information will postpone the Company's obligations to such Holder for the applicable registration until such information is provided and (iii) the Company will have no obligation to update or amend selling stockholders' information in any filing more frequently than every 90 days.

     Notwithstanding anything to the contrary in this Article 2, the Company shall not be obligated to effect any offering by means of an underwritten offering (and, without limiting the generality of the foregoing, the Company shall not be obligated to comply with Section 2.07 and paragraphs (f) and (i) of
Section 2.06) unless the estimated aggregate price to the public of the securities to be sold thereunder are in excess of Fifteen Million Dollars ($15,000,000).

     Section 2.07. Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article 2, the Company shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties and covenants by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions by selling securityholders, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.08, and agreements as to the provision of opinions of counsel and accountants' letters to such underwriters and Selling Holders the effect and to the extent provided in Section 2.06(f). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties and covenants and indemnification by such Selling Holders and underwriters and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions on the part of selling shareholders, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.08. Notwithstanding anything to the contrary herein, such underwriting agreement shall not require the Selling Holders to have any liability with respect to the representations made by, the operations of or the disclosures made by the Company.

     (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act under this
Article 2, upon entering into a confidentiality agreement with the Company that is reasonably satisfactory to the Company, the Company shall give the underwriters, if any, and underwriters' counsel, and counsel for the Holders as selected pursuant to Section 2.02(e) or by the Selling Holders holding a majority of the Registrable Securities included in the relevant registration statement, as applicable, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the reasonable opinion of such underwriters, such underwriters' counsel or such counsel for the Holders, to conduct a reasonable investigation within the meaning of the 1933 Act; provided that such underwriters, such underwriters' counsel and such counsel for the Holders shall use their reasonable best efforts to coordinate any such investigation of the books, records and properties of the Company and any such discussions with the Company's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

     Section 2.08. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Selling Holder and each person, if any, who controls each Selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, subject to Section 2.08(c), any reasonable legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement filed by the Company pursuant to this Agreement at the time it became effective or any amendment thereof, any preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission which is based upon information relating to a Selling Holder or underwriter which is furnished to the Company in writing by or on behalf of such Selling Holder or underwriter expressly for use therein. The Company also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Company of each Selling Holder provided in this Section 2.08(a). Notwithstanding the foregoing, (i) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such losses, claims, damages or liabilities result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting such losses, claims, damages or liabilities at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if its is determined that the Company has provided such current prospectus (or such amended or supplemented prospectus, as the case may be) to any Selling Holder or underwriter prior to such confirmation and it was the responsibility of such Selling Holder or underwriter to provide such Person with a current copy of the prospectus and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such losses, claims, damages or liabilities, and (ii) the indemnity agreement shall also not apply to losses, claims, damages or liabilities attributable to a failure of a Selling Holder, underwriter or other Person on their behalf to comply with Section 2.06(g).

     (b) Each Selling Holder agrees, to the extent Registrable Securities held by such Selling Holder are included in the securities as to which a registration is being effected hereunder, to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, subject to Section 2.08(c), any reasonable legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in such registration statement at the time it became effective or any amendment thereof, any preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to a Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Company provided in this Section 2.08(b). Notwithstanding any other provision of this Section 2.08, no Selling Holder's obligations to indemnify pursuant to this Section 2.08 shall exceed the amount of net proceeds received by such Selling Holder in connection with the offering of its Registrable Securities. Each Selling Holder's obligations to indemnify pursuant to this Section are several in the proportion that the net proceeds of the offering received by such Selling Holder bear to the total net proceeds of the offering received by all Selling Holders and not joint.

     (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all fees and expenses in connection therewith; provided that the failure of any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such indemnified party representation of both parties by the same counsel would be inappropriate due to material differing interests between them, in which case the reasonable fees and expenses of such counsel shall be at the sole expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any claim or action or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders as indemnified parties, such firm shall be designated in writing by the indemnified party that had the largest number of Registrable Securities included in such registration. The indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

     (d) If the indemnification provided for in this Section 2.08 shall for any reason be unavailable (other than in accordance with its terms) or insufficient to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (A) as between the Company and the underwriters, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (B) as between (x) the Company and the Selling Holders or
(y) the Selling Holders and the underwriters, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by a Selling Holder or by the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, as well as the matters referred to in the last sentence of Section 2.08(a). The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other costs, fees and expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation (even if the underwriters and/or Selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Section 2.08, no Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering received by such Selling Holder exceed the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Selling Holder's obligations to contribute pursuant to this Section are several in the proportion that the net proceeds of the offering received by such Selling Holder bear to the total net proceeds of the offering received by all the Selling Holders and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 2.08 (with appropriate modifications) shall be given by the Company, the Selling Holders and the underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

     (f) The obligations of the parties under this Section 2.08 shall be in addition to any liability which any party may otherwise have to any other party.

     (g) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

     Section 2.09. Rule 144 and Form S-3. The Company shall use its reasonable best efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall at all times be satisfied. The Company further agrees to use its reasonable best efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the 1933 Act for the filing of registration statements under this Agreement to at all times be satisfied.

     Section 2.10. Lock-Up Agreements. If requested by the lead or managing underwriters, each Holder hereby agrees that such Holder shall not sell any Common Stock or securities convertible into or exercisable for Common Stock held by such Holder (other than the sale pursuant to the registration statement of those securities included in the registration) for such requested period (not to exceed ninety (90) days) after the effective date of a registration statement for an underwritten public offering of any of the Company's equity securities in which either (i) Registrable Securities of such Holder are included (unless Registrable Securities sought to be included in such underwritten public offering by such Holder were excluded pursuant to the applicable provisions of this Article 2) or (ii) such Holder was offered the opportunity to include Registrable Securities in such underwritten public offering pursuant to the "piggyback" registration rights under Section 2.04 but declined to do so. Notwithstanding the foregoing, this Section 2.10 shall not apply unless all then officers and directors of the Company, and all stockholders of the Company who own Common Stock representing 10% or more of the outstanding Common Stock, enter into similar agreements. Any discretionary waiver or termination of the requirements under the foregoing provisions made by the managing underwriters shall apply to each Holder on a pro rata basis.

     Section 2.11. Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                                    ARTICLE 3
                                     VOTING

     Section 3.01. Voting of Warrant Shares. For so long as Ford or any of its Affiliates holds any Warrant Shares, it hereby unconditionally and irrevocably agrees that at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment thereof, Ford shall vote all Warrant Shares at such time beneficially owned by Ford or any of its Affiliates (or cause them to be voted) or (as appropriate) execute written consents in respect thereof, in the same proportions (as between votes "for", "against" or to "abstain" on each respective matter) as the shares of Common Stock voted by all holders of Common Stock, other than Ford and its subsidiaries, with respect to each respective matter to be voted upon by holders of Common Stock (or for which such consent is sought). Any vote required pursuant to the preceding sentence shall be cast (or consent shall be given) by Ford and its Affiliates in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). The Company shall establish procedures to allow Ford to vote its Warrant Shares in accordance with this Section 3.01. This Section 3.01 shall be inoperative and of no force or effect if Ford and its Affiliates shall acquire more than 50% of the outstanding Common Stock of the Company without violation of this Agreement.

                                    ARTICLE 4
                                   STANDSTILL

     Section 4.01. Standstill. Ford agrees that for a period of three years following the date hereof, neither Ford nor any of its Affiliates will, without the Company's prior written consent:

          (i) acquire, agree to acquire or offer to acquire beneficial ownership of any securities of the Company (or options or other rights to acquire any securities of the Company) other than Registrable Securities; provided that the foregoing limitation shall not prohibit the acquisition of securities issued as dividends or as a result of stock splits and similar reclassifications or received in a consolidation, merger or other business combination in respect of Registrable Securities held by such Persons at the time of such dividend, split, reclassification, consolidation, merger or business combination;

          (ii) make or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission promulgated pursuant to Section 14 of the 1934 Act) to vote any voting securities of the Company;

          (iii) form, join or any way participate in a "group" within the meaning of Section 13(d)(3) of the 1934 Act with respect to any voting securities of the Company;

          (iv) otherwise act, alone or in concert with others, to seek to propose to the Company or any of its stockholders any merger, share exchange, business combination, sale of all or substantially all assets, recapitalization or similar transaction to or with the Company or otherwise seek, alone or in concert with others, to control, or change the management, Board of Directors or policies of the Company or nominate any person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company;

          (v) make any request or proposal to amend, waive or terminate any provision of this Article 4; or

          (vi) take any action that would reasonably be expected to result in the Company having to make a public announcement regarding any of the matters referred to in clauses (i) through (v) of this Section 4.01, or announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (v) of this Section 4.01.

     (b) Notwithstanding the provisions of this Section 4.01, if:

          (i) the Company enters into a definitive agreement with an entity other than a subsidiary of the Company providing for:

               (A) a merger, share exchange, business combination or similar extraordinary transaction as a result of which the Persons possessing, immediately prior to the consummation of such transaction, beneficial ownership of the voting securities of the Company entitled to vote generally in elections of directors of the Company, would cease to possess, immediately after consummation of such transaction, beneficial ownership of voting securities entitling them to exercise more than 50% of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company (or, if not the Company, the surviving Person resulting from such transaction),

               (B) a sale of all or substantially all of the assets of the Company and its subsidiaries (determined on a consolidated basis), or

               (C) the acquisition (by purchase, merger or otherwise) by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the 1933 Act) of beneficial ownership of voting securities of the Company entitling that Person to exercise more than 50% of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company (the transactions described in clauses (A), (B) and (C) of this Section 4.01(b)being each hereinafter referred to as a "THIRD-PARTY AGREEMENT"); or

          (ii) any Person (other than the Company or a subsidiary of the Company) commences (within the meaning of the 1934 Act), other than pursuant to a Third-Party Agreement, a tender offer or exchange offer for voting securities of the Company entitling the holders thereof to exercise more than 50% of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company, which offer is not withdrawn or terminated within five (5) days after it is commenced (a "THIRD-PARTY TENDER OFFER");

then the restrictions set forth in Section 4.01(a) above shall not restrict the Holder from (A) in the case of a Third-Party Agreement, making a non-public proposal solely to the Board of Directors for a transaction as long as such proposal (x) is at a price that is financially superior to the price to be paid to the Company or its stockholders pursuant to the Third-Party Agreement, (y) the structure of such transaction is substantially similar to that contained in the Third-Party Agreement and (z) the other non-financial terms of such transaction are not less favorable in any material respect to the Company and its stockholders than the other non-financial terms contained in the Third-Party Agreement, and (B) in the case of a Third-Party Tender Offer, commencing a tender offer, or making a non-public proposal solely to the Board of Directors for a merger, in each case at a price that is financially superior to the price to be paid pursuant to the Third-Party Tender Offer; provided, however, that the restrictions set forth in Section 4.01(a) shall again be fully applicable in accordance with their terms upon the termination of the Third-Party Agreement or termination, withdrawal or final expiration of the Third-Party Tender Offer, as the case may be, except in each case with respect to any or offer commenced by Ford as permitted by this sentence prior to such termination or withdrawal.

     (c) The provisions of this Section 4.01 shall be inoperative and of no force or effect following a Change of Control (as defined in the Warrant).

                                    ARTICLE 5
                                     HEDGING

     Section 5.01. Limitations on Hedging. Ford agrees that:

          (i) until the date that is the first anniversary of the Closing, neither Ford nor its Affiliates shall engage in any Hedging Transaction with respect to any shares of Common Stock;

          (ii) between the date that is the first anniversary of Closing and the date that is the second anniversary of Closing, neither Ford nor its Affiliates shall engage in any Hedging Transaction with respect to more than an aggregate of 12,500,000 shares (as adjusted for stock splits, combinations, recapitalizations and the like) of Common Stock; and

          (iii) after the second anniversary of the Closing, Ford will not be restricted from engaging in any Hedging Transactions.

     Section 5.02. Notice. Prior to engaging in any Hedging Transaction, Ford will first offer the Company a reasonable opportunity to participate in such transaction, to the extent consistent with market practice, as purchaser of any Common Stock proposed to be sold by any counterparty in connection with such Hedging Transaction.

                                    ARTICLE 6
                              TRANSFER RESTRICTIONS

     Section 6.01. Transfers; Rights of Transferees of Registrable Securities; Legends. The Warrant and the Registrable Securities shall be transferable, in whole or in part from time to time, subject to the following restrictions in this Section 6.01. Each Holder agrees not to make any direct or indirect sale, assignment, pledge, transfer or other disposition, whether or not for value (each, a "TRANSFER"), to the same transferee or any Affiliates of a transferee (or any member of a "group" (within the meaning of Section 13(d)(3) under the 1934 Act) of which any such transferee or Affiliate is a member) in a single transaction or series of transactions, of all or any portion of the Warrant or Registrable Securities (or any right or interest therein) representing (or representing the right to acquire) a number of shares of Common Stock that is more than 5% of the then outstanding shares of Common Stock; provided that the foregoing restriction shall not apply to a Transfer by a Holder to an Affiliate of the Holder; and provided further the Warrant may only be Transferred in part in minimum denominations of Two Million (2,000,000) Warrant Shares (as adjusted appropriately in the event of any stock split, combination, stock dividend or similar transaction involving the Company's Common Stock, and aggregating, for purposes of determining whether the minimum is met, any related Transfers made to Affiliates of the transferee or any member of a "group" (within the meaning of Section 13(d)(3) under the 1934 Act) of which such transferee or Affiliate is a member). Each Holder further agrees not to make any Transfer of all or any portion of the Warrant or Registrable Securities (or any right or interest therein) unless and until there is then in effect a registration statement under the 1933 Act covering such proposed transfer and such transfer is made in accordance with such registration statement, such transfer is made in accordance with Rule 144 under the 1933 Act and the Company has received an opinion of counsel for such Holder (which opinion may rely on customary certifications as to factual matters), reasonably satisfactory to the Company, that such transfer is made in accordance with Rule 144 under the 1933 Act or (i) the transferee has agreed in writing to be bound by these transfer restrictions, (ii) such Holder shall have notified the Company of the proposed transfer and (iii) if reasonably requested by the Company and the transferee is not an Affiliate of the Holder, such Holder shall have furnished the Company with an opinion of counsel for such Holder (which opinion may rely on customary certifications as to factual matters), reasonably satisfactory to the Company, that such transfer does not require registration of the Registrable Securities under the 1933 Act. In connection with a transfer pursuant to clause (c) of the immediately preceding sentence, the transferee of all or any portion of the Warrant or any Registrable Securities will be deemed a Holder hereunder as soon as the Company receives (A) written notice stating the name and address of the transferee and identifying the portion of the Warrant and all number of Registrable Securities, as applicable, transferred, (B) a written agreement, in form and substance acceptable to the Company and Majority

Holders, from such transferee to the Company whereby such transferee agrees to be bound by the terms of this Agreement as a Holder and (C) if required under clause (c)(iii) above, the opinion referred to therein. Certificates representing the Warrant and Registrable Securities shall bear a legend referring to this Agreement and the transfer restrictions contained herein; provided that such legends shall be removed in connection with any transfer pursuant to clause (a) or (b) of this Section 6.01.

                                    ARTICLE 7
                                  MISCELLANEOUS

     Section 7.01. Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

     Section 7.02. Waiver; Consents to Amendments. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and the Majority Holders (except in the case of Article 3, Article 4 and Article 5 which may be amended only upon the written consent of the Company and Ford), or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 7.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (which shall include, with respect to Article 2, all Permitted Transferees) and any successor to the Company in connection with a Change in Control (as defined in the Warrant)); provided that the Company may not otherwise assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Majority Holders and (ii) the obligations of Ford under Article 3, Article 4 and Article 5 shall be binding on Ford and its successors and not any Permitted Transferees, and Ford shall not be permitted to delegate such obligations without the prior written consent of the Company.

     Section 7.04. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 7.05. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

     Section 7.06. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with its terms.

     Section 7.07. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan, without regard to the conflicts of law rules of such state.

     Section 7.08. Dispute Resolution. (a) If a dispute arises between the parties relating to this Agreement, the following shall be the sole and exclusive procedure for enforcing the terms hereof and for seeking relief, including but not limited to damages, injunctive relief and specific performance:

          (i) The parties promptly shall hold a meeting of senior executives with decision-making authority to attempt in good faith to negotiate a mutually satisfactory resolution of the dispute; provided that no party shall be under any obligation whatsoever to reach, accept or agree to any such resolution; provided further, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled.

          (ii) If the parties are unable to negotiate a mutually satisfactory resolution as provided above, then upon request by either party, the matter shall be submitted to binding arbitration before a sole arbitrator in accordance with the CPR Rules, including discovery rules, for Non-Administered Arbitration. Within five (5) Business Days after the selection of the arbitrator, each party shall submit its requested relief to the other party and to the arbitrator with a view toward settling the matter prior to commencement of discovery. If no settlement is reached, then discovery shall proceed. Upon the conclusion of discovery, each party shall again submit to the arbitrator its requested relief (which may be modified from the initial submission) and the arbitrator shall select only the entire requested relief submitted by one party or the other, as the arbitrator deems most appropriate. The arbitrator shall not select one party's requested relief as to certain claims or counterclaims and the other party's requested relief as to other claims or counterclaims. Rather, the arbitrator must only select one or the other party's entire requested relief on all of the asserted claims and counterclaims, and the arbitrator shall enter a final ruling that adopts in whole such requested relief. The arbitrator shall limit his/her final ruling to selecting the entire requested relief he/she considers the most appropriate from the requests submitted by the parties.

          (iii) Arbitration shall take place in the City of Dearborn, Michigan unless the parties agree otherwise or the arbitrator selected by the parties orders otherwise. Punitive or exemplary damages shall not be awarded. This Section 7.08 is subject to the Federal Arbitration Act, 28 U.S.C.A. Section 1, et seq., or comparable legislation in non-U.S. jurisdictions, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

     Section 7.09. Jurisdiction. Subject to Section 7.08, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court sitting in Michigan or any Michigan State court sitting in Wayne County or Oakland County, Michigan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Michigan. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or any objection that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     Section 7.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 7.11. Addresses and Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("E-MAIL") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Ford, to:

          Ford Motor Company
          Office of the Secretary
          One American Road
          11th Floor World Headquarters
          Dearborn, Michigan 48126
          Facsimile No.: (313) 248-8713
          E-mail: psherry@ford.com

     with a copy to:

          Ford Motor Company
          Office of the General Counsel
          One American Road
          320 World Headquarters
          Dearborn, Michigan 48126
          Facsimile No.: (313) 337-3209
          E-mail: mnunn@ford.com

     and to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention: Paul R. Kingsley
          Facsimile No.: (212) 450-3800
          E-mail: paul.kingsley@dpw.com
     if to the Company, to:

          Visteon Corporation
          One Village Center Drive
          Van Buren Township, Michigan 48111
          Attention: John Donofrio, General Counsel
          Facsimile No.: (734) 710-7132
          E-mail: jdonofri@visteon.com

     with a copy (which shall not constitute notice) to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, NY 10153
          Attention: Michael E. Lubowitz
          Facsimile No.: (212) 310-8007
          E-mail: michael.lubowitz@weil.com

or such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. If to any other Holder, to the address or facsimile set forth on the books of the Company or any other address or facsimile number as a party may hereafter specify for such purpose to the Company. Notwithstanding the foregoing, no Holder or its counsel shall be entitled to notice if such Holder holds less than 1% in the aggregate of the Registrable Securities held by all Holders.

     All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     Section 7.12. Business Days. If any time period for giving notice or taking action hereunder does not expire on a Business Day, the time period shall automatically be extended to the immediately following Business Day.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        FORD MOTOR COMPANY


                                        By: /s/ Donat R. Leclair
                                            ------------------------------------
                                        Name: Donat R. Leclair
                                        Title: Executive Vice President
                                               and Chief Financial Officer


                                        VISTEON CORPORATION


                                        By: /s/ James F. Palmer
                                            ------------------------------------
                                        Name: James F. Palmer
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                                                   Exhibit 10.3

                                ESCROW AGREEMENT

          THIS ESCROW AGREEMENT is dated as of October 1, 2005 (this "AGREEMENT"), and is entered into among FORD MOTOR COMPANY ("FORD"), VISTEON CORPORATION ("VISTEON"), and DEUTSCHE BANK TRUST COMPANY AMERICAS ("ESCROW AGENT").

          A. Ford and Visteon have entered into a Master Agreement dated as of September 12, 2005 (the "MASTER AGREEMENT") and a Visteon "A" Transaction Agreement dated as of September 12, 2005 (the "VISTEON "A" TRANSACTION AGREEMENT"). As part of the consideration under the Visteon A Transaction Agreement, Ford is required to place into escrow with the Escrow Agent Four Hundred Million Dollars ($400,000,000) for use by Visteon to restructure its businesses.

          B. Ford and Visteon desire to more fully set forth in this Agreement the terms and conditions applicable to the amount so retained in escrow.

          NOW, THEREFORE, in consideration of the above premises and the mutual covenants herein contained, and for other good and valuable consideration given by each party hereto to the other, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. ESTABLISHMENT OF ESCROW.

          1.1 Amount of Deposit. Pursuant to the Visteon "A" Transaction Agreement, Ford shall deposit with the Escrow Agent on the date hereof (or, if the date hereof is not a Business Day, on the next Business Day thereafter) the sum of Four Hundred Million Dollars ($400,000,000). This amount shall constitute a separate escrow fund (together with such other amounts that may be deposited by Ford with the Escrow Agent pursuant to the terms of the Reimbursement Agreement (as defined below), the "ESCROW FUND") to be governed by the terms of this Agreement.

          1.2 Investment of Escrow Fund. The Escrow Agent shall hold the Escrow Fund in a segregated account and shall invest and reinvest any part thereof and accumulate the interest, income, and earnings thereon (the "ESCROW EARNINGS") in Liquid Investments (defined below) as Visteon in its sole discretion, either directly or through its agent, shall direct. Any Escrow Earnings, for all purposes of this Agreement, will be treated the same as (and will be considered to be) a part of the Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the term hereof and shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement.

          1.3 Liquid Investments. "LIQUID INVESTMENTS" mean (a) money market instruments, negotiable certificates of deposit, time deposits issued by, or issued on the credit and backing of, any United States commercial bank with capital and surplus in excess of $250,000,000; (b) obligations issued or directly or indirectly guaranteed as to principal and interest by the United States of America or any agency thereof and having a maturity of not more than two years from the date of acquisition; (c) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc.("MOODY'S") or Standard & Poor's Corporation ("S&P") or their successors;
(d) repurchase agreements or reverse repurchase agreements secured by any one or more of the investments permitted by clauses (a), (b) and (c) above, and (e) one or more money market funds registered under the Investment Company Act of 1940, as amended, with the highest investment rating available from Moody's or S&P or their successors and investing in securities referenced in clauses (a)-(d) above.

          1.4 Investment Procedures. The Escrow Agent shall use best efforts to invest or reinvest the Escrow Fund if deposited with the Escrow Agent after 11:00 a.m. (E.S.T.) on such day of deposit but shall have no obligation to do so. Instructions received after 11:00 a.m. (E.S.T.) will be treated as if received on the following Business Day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Fund if invested in accordance with the terms of this Agreement. Any interest or other income received on such investment and reinvestment of the Escrow Fund shall become part of the Escrow Fund and any losses incurred on such investment and reinvestment of the Escrow Fund shall be debited against the Escrow Fund. If a selection is not made and a written direction not given to the Escrow Agent, the Escrow Fund shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Fund pursuant to this Agreement. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent's economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in Liquid Investments.

          1.5 Report on Investments. The Escrow Agent shall prepare and deliver to Visteon and Ford a report on or before the 10th day after the end of each month while funds remain in the Escrow Fund, which report shall set forth:

     -    Beginning balance of the Escrow Fund

     -    The Escrow Earnings during the applicable month

     -    All disbursements

     -    Additional deposits

     -    Fees to the Escrow Agent

     -    Ending balance of the Escrow Fund

     -    Investment activity

     - A list of individual investments, including investment type, par amount, maturity date and CUSIP or ISN (if available)

Each of Visteon and Ford and its respective representatives shall have the right to audit, at its expense, the Escrow Fund, including all disbursements and income, upon reasonable advance written notice given to the Escrow Agent and the other party.

2. DISBURSEMENTS.

          2.1 Request for Escrow Reimbursement. While funds remain in the Escrow Fund, Visteon shall deliver a copy of a request for reimbursement from the Escrow Fund (each, a "REQUEST FOR ESCROW REIMBURSEMENT") to the Escrow Agent and to Ford at the same time, provided, however, that Visteon shall not be entitled to make a Request for Escrow Reimbursement seeking reimbursement for a specific category of Reimbursable Restructuring Costs if a Final Award (defined herein) previously rendered ruled that such category was not eligible for reimbursement hereunder. At Visteon's request, a Request for Escrow Reimbursement shall be submitted no more often than once each calendar month on or before the tenth (10th) Business Day following the end of such month. Each Request for Escrow Reimbursement shall only cover Reimbursable Restructuring Costs and shall contain the following information:

          (a) A certification by an officer of Visteon substantially in the form attached hereto as Exhibit A that the Request for Escrow Reimbursement covers only Reimbursable Restructuring Costs as defined herein; and

          (b) Supporting documentation provided by Visteon to Ford (but not the Escrow Agent) showing the Reimbursable Restructuring Costs that have been incurred, which documentation shall be consistent with the documentation required to support the expense under FAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities", FAS No. 112 "Employer's Accounting for Postemployment Benefits", FAS No. 87 "Employers' Accounting for Pensions", FAS No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions" or FAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", as applicable; or in each case any successor standard; and

          (c) A summary of the Reimbursable Restructuring Costs incurred for each facility and for each separate restructuring action.

The term "REIMBURSABLE RESTRUCTURING COSTS" means costs incurred after May 24, 2005 by Visteon or its subsidiaries related to those activities to exit the production of certain commodities or to transfer the production of certain commodities, close or sell certain manufacturing, technical and/or other administrative support facilities, or combine facilities, operations, or workforce, in order to eliminate redundant capabilities, improve future operations, and/or reduce overall costs, including those directly associated with exit or disposal activities or related to involuntary and voluntary employee separation programs that are accounted for in accordance with FAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities", employee severance costs incurred as a result of restructuring actions in accordance with FAS No. 112 "Employer's Accounting for Postemployment Benefits", pension and other postemployment benefits costs incurred in accordance with FAS No. 87 "Employers' Accounting for Pensions", FAS No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions", voluntary separation benefits or curtailment costs incurred in accordance with FAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", amounts related to accrued fringe benefits that require settlement in cash due to employee separation actions, such as for vacation benefits, and/or any Separation Costs (as defined in the Reimbursement Agreement (as defined below)) but only to the extent that Ford is no longer required to pay for any Separation Costs under the Reimbursement Agreement.

Reimbursable Restructuring Costs do not include costs for routine or ongoing repositionings and redeployments of productive facilities or workforce (e.g., normal plant rearrangement or employee relocation), nor do they include costs for other routine or ordinary activities that would otherwise have been incurred (e.g., planning and analysis, general or recurring financial and administrative support).

The following are illustrative examples (but are not the exclusive examples) of Reimbursable Restructuring Costs:

- Severance pay for employees, including costs related to other benefits such as out-placement services and continuation of benefits such as medical coverage

-    Special termination pension and other postemployment benefits

- The cost of early retirement incentive payments or other voluntary termination programs that may be offered, including reimbursements to Ford pursuant to Section 3.01(c)(ii) of the Amended and Restated Employee Transition Agreement between Ford and Visteon dated as of April 1, 2000 and restated as of December 19, 2003 and as amended as of the date hereof.

-    Employee retraining costs

-    Relocation expense for retained employees

-    Costs to transfer, relocate and rearrange plants and equipment

- Cancellation costs, including leased equipment or obligations to perform under purchase orders

- Professional costs related to establishing and implementing restructuring actions

- Costs that will continue to be incurred under the contract for its remaining term without economic benefit to the entity (e.g. Fidelity or IT contracts)

The following are illustrative examples (but are not the exclusive examples) of costs that do not constitute Reimbursable Restructuring Costs:

-    Pension fund contributions, except as permitted above

-    Non-cash expenses for write-off of capital equipment or inventory

-    Capital spending

-    Debt repayment or interest expense on debt

-    Changes in reserves for environmental, warranty or product liability

-    Wages, salaries, overhead, etc., associated with ongoing operations

          2.2 Excess Funds. (a) If any funds remain in the Escrow Fund after December 31, 2012, then the Escrow Agent shall disburse the balance of the Escrow Fund, including Escrow Earnings, if any, to Visteon, provided however, if at any time prior to December 31, 2012 the Escrow Agent receives a written notice from Ford that Visteon has undergone a Change of Control (defined herein) then the Escrow Agent shall disburse such funds remaining in the Escrow Fund after December 31, 2012 to Ford. If the funds remaining in the Escrow Fund after December 31, 2012 would otherwise be required to be disbursed to Visteon under the terms of this subsection, then such funds shall not be disbursed to Visteon until all outstanding Requests for Disbursement shall first be deducted from the funds remaining or, if any Request for Disbursement is being contested by Visteon, a final settlement by the parties or a Final Award (defined herein) by an arbitrator has been made and funds disbursed in accordance with such settlement or award. If the funds remaining in the Escrow Fund after December 31, 2012 would otherwise be required to be disbursed to Ford under the terms of this subsection, then such funds shall not be disbursed until all outstanding Requests for Escrow Reimbursement have been deducted from the funds remaining or, if any Request for Escrow Reimbursement is being contested by Ford, a final settlement by the parties or a Final Award by an arbitrator has been made and funds disbursed in accordance with such settlement or award. The Escrow Agent shall disburse the balance of the Escrow Fund in accordance with the procedure set forth in subsection 2.2(b).

          (b) Within five Business Days after December 31, 2012, the Escrow Agent shall give written notice to Ford and Visteon of the Escrow Agent's intent to disburse the remaining balance of the Escrow Fund. Within fifteen (15) Business Days after receipt of such notice, each of Ford and Visteon shall then give written notice to Escrow Agent and to the other party indicating which party is entitled to receive the balance of the Escrow Fund. In the event of a dispute between Ford and Visteon as to the party entitled to the remaining balance, the matter shall be submitted for dispute resolution in accordance with subsection 3.3 hereof.

          (c) As used in this Section, the term "CHANGE OF CONTROL" means (i) a liquidation or dissolution of Visteon; (ii) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Visteon and its subsidiaries, taken as a whole; (iii) a merger, consolidation, share exchange, business combination or similar extraordinary transaction as a result of which the persons possessing, immediately prior to the consummation of such transaction, beneficial ownership of the voting securities of Visteon entitled to vote generally in elections of directors of Visteon, cease to possess, immediately after consummation of such transaction, beneficial ownership of voting securities entitling them to exercise at least 50% of the total voting power of all outstanding securities entitled to vote generally in elections of directors of Visteon (or, if not Visteon, the surviving entity resulting from such transaction); or (iv) a transaction or series of transactions (including by way of merger, consolidation, sale of stock or otherwise) the result of which is that any Person or "group" (as defined in Section 13 of the Securities Exchange Act of
1934) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the voting power of the outstanding voting stock of Visteon.

          2.3 Instructions. All instructions to the Escrow Agent shall be in writing, signed by an authorized representative of the party(ies) giving the instructions.

          2.4 Disbursements. All disbursements shall be made by the Escrow Agent by wire transfer of immediately available funds initiated within three (3) Business Days after the Escrow Agent is entitled to make reimbursement under this Agreement. The Escrow Agent shall provide to Ford a statement of each disbursement made to Visteon at the time that such disbursement is made and shall provide to Visteon a statement of each disbursement made to Ford at the time such disbursement is made.

          2.5 No Further Deposits Required. Except pursuant to that certain Reimbursement Agreement dated as of the date hereof between Ford and Visteon (the "REIMBURSEMENT AGREEMENT") and other than by Ford as stated in subsection
2.6 below, neither Ford nor Visteon is required to deposit any funds in the Escrow Fund other than as stated in subsection 1.1.

          2.6 Disbursements to Ford. If, (i) pursuant to an arbitration award, court order or written settlement agreement executed by Ford and Visteon or written instructions from Visteon to the Escrow Agent to make a disbursement to Ford from the Escrow Fund, Ford or its subsidiaries or affiliates becomes entitled to recover from Visteon or its subsidiaries or affiliates as a result of any indemnification obligation contained in, or any breach or default arising under, any of the Transaction Documents ("VISTEON OBLIGATION"), and (ii) Ford or the applicable subsidiary or affiliate shall not have received the full amount of the Visteon Obligation within the time frame provided in such award, order or agreement, then Ford or the applicable subsidiary or affiliate shall have a right to deliver a copy of a request for disbursement (each, a "REQUEST FOR DISBURSEMENT") to the Escrow Agent and to Visteon at the same time. Each Request for Disbursement shall be accompanied by a copy of the arbitration award, court order, settlement agreement or written instructions and, in the case of the submission of an arbitration award, court order or written settlement agreement, a certificate addressed to the Escrow Agent and Visteon executed by an officer of Ford stating that Ford is entitled to the amounts set forth in the Request for Disbursement based upon such award, order or agreement and the terms of this Agreement. Upon receipt of such Request for Disbursement and such certificate, if applicable, the Escrow Agent shall disburse to Ford the amount requested in the Request for Disbursement. If, however, the award or order that served as the basis for a disbursement to Ford hereunder is overruled or otherwise vacated by a final, non-appealable order or pursuant to a written settlement agreement executed by Ford and Visteon, then Ford shall redeposit into the Escrow Fund the amounts previously disbursed to Ford hereunder with respect to which the award or order was overruled or vacated or with respect to which Ford and Visteon have reached agreement pursuant to such written settlement together with interest at the applicable rate if so prescribed in such award, order or settlement agreement. Any disbursements to Ford pursuant to this subsection shall be deemed to reduce the portion of Escrow Fund that is subject to disbursement at a 50% rate as provided in subsection 3.1(iii) below, provided, however, that if such portion is inadequate to cover any such disbursement, the uncovered portion of the disbursement shall be deemed to reduce the remainder of the Escrow Fund. Any amounts redeposited by Ford into the Escrow Fund in accordance with this subsection 2.6 shall be deemed to have been redeposited in the same manner as they were deemed to have been disbursed.

3. PROCEDURE FOR REIMBURSEMENT.

          3.1 Uncontested Reimbursements. If, within fifteen (15) Business Days after a Request for Escrow Reimbursement is received by the Escrow Agent and Ford pursuant to subsection 2.1, Ford has not delivered its objection to such Request for Escrow Reimbursement in writing to Visteon and the Escrow Agent, then the Escrow Agent shall distribute to Visteon from the Escrow Fund the amount requested in the Request for Escrow Reimbursement; provided, however, that (i) until such time that the disbursements from the Escrow Fund exceed Two Hundred Fifty Million Dollars ($250,000,000) (the "Initial Date"), the Escrow Agent shall disburse 100% of any Request for Escrow Reimbursement, (ii) after the Initial Date, an amount equal to the Escrow Earnings as of the Initial Date (less any amounts paid or payable to the Escrow Agent or other third parties pursuant to subsection 3.3 and Sections 4, and 7 of this Escrow Agreement up to and including the Initial Date) ("SPECIAL ESCROW EARNINGS") will also be available for disbursement at 100% of any Request for Escrow Reimbursement,
(iii) after the Initial Date and the disbursement of all Special Escrow Earnings in accordance with this Agreement, the Escrow Agent shall disburse only 50% of any Requests for Escrow Reimbursement up to a total of One Hundred Fifty Million Dollars ($150,000,000), and (iv) any remaining amounts in the Escrow Fund will be available for disbursement at 100% of any Request for Escrow Reimbursement. For example, if, after the Initial Date and the disbursement of all of the Special Escrow Earnings, Visteon submits a Request for Escrow Reimbursement in the amount of $5 million, then the Escrow Agent shall disburse only $2.5 million with respect to such request. If, however, after the disbursement of the Special Escrow Earnings and Four Hundred Million Dollars ($400,000,000), Visteon submits a Request for Escrow Reimbursement in the amount of $5 million, then the Escrow Agent shall disburse to Visteon with respect to such request the lesser of the amounts remaining in the Escrow Fund and $5 million. If Ford has delivered its objection to all or any portion of such Request for Escrow Reimbursement, then notwithstanding the foregoing provisions of this subsection, the Escrow Agent may distribute to Visteon from the Escrow Fund only such amounts permitted under subsection 3.2 hereof.

          3.2 Contested Reimbursements. If Ford gives Visteon and the Escrow Agent written notice contesting all or any portion of a Request for Escrow Reimbursement (a "CONTESTED REIMBURSEMENT") within the fifteen (15) Business Day period specified in subsection 3.1, then such Contested Reimbursement shall be resolved by either (i) a written settlement agreement executed by Ford and Visteon as provided in subsection 3.4 below or (ii) in the absence of such a written settlement agreement, by binding arbitration between Ford and Visteon in accordance with the terms and provisions of subsection 3.3, provided, however, that Ford shall not be entitled to contest any portion of a Request for Escrow Reimbursement to the extent that such portion of the request seeks reimbursement for a specific category of Reimbursable Restructuring Costs that a Final Award (defined herein) had ruled was eligible for reimbursement hereunder. Each Contested Reimbursement shall set forth in reasonable detail the basis for Ford's contest of a Request for Reimbursement. In the event of a Contested Reimbursement, Ford and Visteon shall attempt in good faith to agree upon the rights of the respective parties with respect to such claim. If Visteon and Ford should so agree, "Settlement Instructions" will be prepared, delivered, and performed in accordance with subsection 3.4 below. The Escrow Agent shall retain Escrow Funds covered by the contested portion of the Contested Reimbursement until receipt of a Settlement Instruction (defined herein) pertaining to such portion of the Contested Reimbursement from Visteon and Ford or a copy of the Final Award. The Escrow Agent shall disburse any uncontested portion of the Request for Escrow Reimbursement in accordance with subsection 2.4 hereof.

          3.3 Arbitration of Disputes. If a dispute arises between the parties relating to this Agreement, the following shall be the sole and exclusive procedure for enforcing the terms hereof and for seeking relief hereunder:

     (i) CPR. Following good faith negotiations between the parties hereto (or, with respect to a Contested Reimbursement, between Ford and Visteon in accordance with subsection 3.2 hereof), any dispute arising among the parties relating to this Agreement including any Contested Reimbursement that is not resolved in accordance with subsection 3.2(i) will be submitted to mandatory, final and binding arbitration before a sole arbitrator in accordance with the CPR Rules, including discovery rules, for Non-Administered Arbitration, as follows. Within five (5) Business Days after the selection of the arbitrator, each party shall submit its requested relief to the other parties (except that in the case of a Contested Reimbursement notice only has to be given to Ford or Visteon as the case may be) and to the arbitrator with a view toward settling the matter prior to commencement of discovery. If no settlement is reached, then discovery shall proceed subject to the authority of the arbitrator to resolve discovery disputes between the parties. Upon the conclusion of discovery, each party shall again submit to the arbitrator its requested relief (which may be modified from the initial submission) and, in the case of a Contested Reimbursement, the arbitrator shall select only the entire requested relief submitted by one party or the other, as the arbitrator deems most appropriate. The arbitrator shall not select one party's requested relief as to certain claims or counterclaims and the other party's requested relief as to other claims or counterclaims; rather, the arbitrator must only select one or the other party's entire requested relief on all of the asserted claims and counterclaims, and the arbitrator will enter a final ruling that adopts in whole such requested relief, provided, however, that with respect to a Request for Escrow Reimbursement the arbitrator may act separately upon each portion of such request that has been contested under subsection 3.2 hereof. The arbitrator will limit his/her final ruling to selecting the requested relief he/she considers the most appropriate from those submitted by the parties.

     (ii) Location of Arbitration. Arbitration shall take place in the City of Dearborn, Michigan unless the parties agree otherwise or the arbitrator selected by the parties orders otherwise. Punitive or exemplary damages shall not be awarded. This clause is subject to the Federal Arbitration Act, 28 U.S.C.A. Section 1, et seq., and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction as set forth in section 13 hereof.

     (iii) Payment of Costs. Ford, on the one hand, and Visteon, on the other hand, will initially fund such deposits and advances as may be required by the arbitrator in equal proportions, but either party may advance such amounts. The arbitrator will determine in the Final Award (defined herein) the party who is the prevailing party and the party who is not the prevailing party (the "NON-PREVAILING PARTY"). The Non-Prevailing Party will pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator, the administrative fee of the arbitration proceedings and any amounts advanced by the prevailing party for such items, provided, however, that if the arbitrator determines that requiring the Non-Prevailing Party to bear the reasonable costs, fees and expenses set forth in the preceding sentence would result in manifest injustice, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable (such costs, fees and expenses as may be apportioned by the arbitrator pursuant to the preceding clause, the "ARBITRATION EXPENSES"). If Visteon is the Non-Prevailing Party, then Visteon and Ford shall instruct the Escrow Agent to disburse to Ford from the Escrow Fund the Arbitration Expenses. If the amount of such Arbitration Expenses exceeds the amount remaining in the Escrow Fund, then Visteon shall pay to Ford, by wire transfer, such excess as promptly as possible but in no event later than ten (10) Business Days after the Final Award (defined herein) is rendered pursuant to subparagraph (v) below. If Ford is the Non-Prevailing Party, then Ford shall pay to Visteon, by wire transfer, the Arbitration Expenses as promptly as possible but in no event later than ten (10) Business Days after such Final Award is rendered.

     (iv) Burden of Proof. Except as may be otherwise expressly provided herein, for any Contested Reimbursement or any other matter submitted to arbitration hereunder, the burden of proof will be as it would have been if the claim were litigated in a judicial proceeding in a Michigan state court and governed exclusively by the internal laws of the State of Michigan, without regard to the principles of choice of law or conflicts of law of any jurisdiction.

     (v) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth its resolution of the matters submitted for resolution, the basis and reasons therefor and the Arbitration Expenses (the "FINAL AWARD") and will deliver such documents to the parties together with a signed copy of the Final Award. Subject to the provisions of subparagraph (vii) below, the Final Award will constitute a conclusive determination of all issues in question that shall be, binding upon the parties hereto, and shall include an affirmative statement to such effect. To the extent that the Final Award determines that Visteon or Ford is entitled to any monies from the Escrow Fund then the Escrow Agent shall make the disbursement in accordance with the terms of such Final Award.

     (vi) Timing. The parties and the arbitrator will conclude each arbitration pursuant to subsection 3.3 as promptly as possible.

     (vii) Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the other provisions of this Agreement.

          3.4 Settled Claims. If a dispute hereunder is settled by a written settlement agreement executed by Visteon and Ford (a "SETTLED CLAIM"), then Visteon and Ford will promptly deliver such executed settlement agreement to the Escrow Agent together with written instructions executed by both an officer of Ford and an officer of Visteon to the Escrow Agent ("SETTLEMENT INSTRUCTIONS") which will, in accordance with and subject to the terms of the written settlement agreement, instruct the Escrow Agent either: (i) to release a stated amount of the Escrow Fund to Visteon or to Ford pursuant to such settlement agreement; and/or (ii) in the case of a Contested Reimbursement, that no action need be taken by the Escrow Agent with respect to such request. On the third
(3rd) Business Day following its receipt of Settlement Instructions, the Escrow Agent will promptly release from the Escrow Fund and transfer to Visteon or Ford that amount of the Escrow Fund that Ford and Visteon have agreed in the Settlement Instructions will be transferred to such party.

4. LIMITATION OF THE ESCROW AGENT'S LIABILITY.

          4.1 Limitation of Liability. The Escrow Agent shall only have those duties as are expressly set forth in this Agreement, which duties are merely ministerial in nature, and no implied duties shall be read into this Agreement other than as set forth in the last sentence of this subsection. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document reasonably believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, fraud or gross negligence. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless it shall have been furnished with reasonably acceptable indemnification. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the implied duty of good faith and fair dealing.

          4.2 Resolution of Conflicting Demands. In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent shall have the absolute right, at the Escrow Agent's election, to do any of the following: (i) resign so a successor escrow agent can be appointed pursuant to Section 8; submit the matter to binding arbitration in accordance with subsection 3.3 hereof, or (ii) give written notice to Ford and Visteon that it has received conflicting instructions and is refraining from taking action until it receives instructions consented to in writing by both Ford and Visteon.

          4.3 Indemnification. Each of Ford and Visteon, jointly and severally (each an "INDEMNIFYING PARTY" and together the "Indemnifying Parties"), hereby covenants and agrees to reimburse, indemnify and hold harmless the Escrow Agent, the Escrow Agent's officers, directors, employees, counsel and agents (severally and collectively, the "ESCROW AGENT INDEMNITEES"), from and against any loss, damage, liability or loss suffered, incurred by, or asserted against the Escrow Agent Indemnitees (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon any act or omission by the Escrow Agent Indemnitees relating in any way to this Agreement or the Escrow Agent's services hereunder. This indemnity shall exclude any damage, liability or loss arising out of willful misconduct, fraud or gross negligence on the part of an Escrow Agent Indemnitee.

          4.4 Defense. Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against the Escrow Agent Indemnitees. The Escrow Agent Indemnitees' right to indemnification hereunder shall survive the Escrow Agent's resignation or removal as the Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

          4.5 Notice to Indemnifying Parties. The Escrow Agent hereby agrees that the Escrow Agent shall notify each Indemnifying Party by letter or facsimile, confirmed by letter, and by e-mail of any receipt by an the Escrow Agent Indemnitee of a written assertion of a claim against the Escrow Agent Indemnitee, or any action commenced against the Escrow Agent Indemnitee, within ten (10) days after the Escrow Agent Indemnitee's receipt of written notice of such claim. However, the Escrow Agent's failure to so notify each Indemnifying Party shall not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have otherwise on account of this Section 4, except to the extent that such Indemnifying Party is prejudiced by the Escrow Agent's failure.

          4.6 Use of Agents. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys.

          4.7 Damages. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damages, whether or not the Escrow Agent shall have been informed of the likelihood of such damages, or any amount in excess and regardless of the form of action.

          4.8 Deemed Notice. The Escrow Agent shall not be deemed to have notice of any Request for Escrow Reimbursement, response thereto, demand with respect thereto or other fact or claim unless it is actually known by an officer charged with responsibility for administering this Agreement or unless it is set forth in a writing received by the Escrow Agent and making specific reference to this Agreement. If any notice, certificate or other document is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry (unless the Escrow Agent has written notice to the contrary) that any such document which the Escrow Agent has received has also been received by such other person.

          4.9 Survival of Indemnification. All indemnification contained in this Agreement shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

          4.10 Liability for Other Parties. In no event shall the Escrow Agent have any liability for any failure or inability of any of the other parties hereto to perform or observe its duties under the Agreement, or by reason of a breach of this Agreement by any of the other parties hereto. In no event shall the Escrow Agent be obligated to take any action against any of the other parties hereto to compel performance hereunder.

          4.11 Arbitration. The Escrow Agent shall in no instance be obligated to commence, prosecute or defend any legal or arbitration proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, to submit to arbitration pursuant to subsection 3.3 hereof any matter or dispute it may deem appropriate in order, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by Visteon to appoint a successor, as provided hereinafter).

          4.12 Ambiguity. In the event of any ambiguity or uncertainty under this Agreement, the Escrow Agent may, in its discretion, refrain from taking action, and may retain the Escrow Fund then held by it until and unless it receives written instruction signed by Ford and Visteon that eliminates such uncertainty or ambiguity.

          4.13 Self-Dealing. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

          4.14 Distribution. Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any portion of the Escrow Fund (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

          4.15 Denomination of Payment. All payments to or by the Escrow Agent hereunder shall be in U.S. dollars.

5. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("E-MAIL") transmission, so long as a receipt of such e-mail is requested and received) and shall be given,

If to Ford:         Ford Motor Company
                    11th Floor
                    One American Road
                    Dearborn, Michigan 48121
                    Attn: Secretary
                    Facsimile: 1-313-248-8713
                    psherry@ford.com

with a copy to:     Ford Motor Company
                    320 WHQ
                    One American Road
                    Dearborn, Michigan 48121
                    Attn: Marcia Nunn, Managing Counsel
                    Facsimile: 1-313-337-3209
                    mnunn@ford.com

If to Visteon       Visteon Corporation
                    One Village Center Drive
                    Van Buren Twp., MI 48111

                    Attn: John Donofrio, General Counsel
                    Facsimile 1-734-710-7132
                    jdonofri@visteon.com

with a copy to:     Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, NY 10153
                    Attn: Michael E. Lubowitz
                    Facsimile: 1-212-310-8007
                    michael.lubowitz@weil.com

If to Escrow Agent: Deutsche Bank Trust Company Americas
                    60 Wall Street, 27th Floor, Mail Stop: NYC60-2710 New York, NY 10005
                    Attn: Aldrin Bayne, Escrow Team
                    Fax: 1-732-578-4593

or such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

6. GENERAL.

          6.1 Governing Law. The internal laws of the State of Michigan, irrespective of its choice of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto, provided however, that the rights, duties and indemnities of the Escrow Agent shall be interpreted under New York law.

          6.2 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          6.3 Entire Agreement. This Agreement and the exhibits hereto ( and with respect to Ford and Visteon only, the Reimbursement Agreement) constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          6.4 Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

          6.5 Certain Definitions. As used herein, (a) the term "BUSINESS DAY" means a day, other than a Saturday, Sunday or other day on which commercial banks in Detroit, Michigan and New

York, New York are authorized or required by law to close; and (b) the term "TRANSACTION DOCUMENTS" shall mean the Master Agreement, the Contribution Agreement Transaction Documents as defined in that certain Contribution Agreement dated as of September 12, 2005 between Visteon and Automotive Components Holdings, Inc. (f/k/a VFH Holdings, Inc.); the Visteon "B" Transaction Documents as defined in that certain Visteon "B" Purchase Agreement dated as of September 12, 2005 between Ford and Visteon and the Visteon "A" Transaction Documents as defined in that certain Visteon "A" Transaction Agreement dated as of September 12, 2005. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. When a reference is made in this Agreement to a Section, subsection, Exhibit or Schedule, such reference shall be to a Section or subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

          6.6 U. S. Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act the Escrow Agent, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Agreement agree that they will provide the Escrow Agent with such information as it may reasonably request in order for the Escrow Agent to satisfy the requirements of the USA Patriot Act.

7. COMPENSATION AND EXPENSES OF THE ESCROW AGENT. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder, as set forth on the Escrow Agent's fee schedule attached hereto as Exhibit B, and any other fees and expenses incurred by the Escrow Agent for which it is permitted to be reimbursed hereunder (except as specified in the following sentence), shall be paid from the Escrow Fund. Any fees or expenses (including the reasonable fees or expenses of outside counsel to the Escrow Agent) incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Fund or the validity of a Request for Escrow Reimbursement shall be paid by the Non-Prevailing Party within thirty (30) days after Escrow Agent has supplied a written invoice to the Non-Prevailing Party.

8. SUCCESSOR TO THE ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than thirty (30) days following such notice date of when such resignation shall take effect. If, and only if, a successor escrow agent is appointed pursuant to the resignation of the Escrow Agent the Escrow Agent shall refund to the Escrow Fund any prepaid but unearned fees previously paid from the Escrow Fund to the Escrow Agent hereunder. Visteon, with the consent of Ford, which shall not be unreasonably withheld or delayed, shall designate a successor escrow agent prior to the expiration of such thirty-day period by giving written notice to the Escrow Agent and Ford. Visteon may at any time appoint any successor escrow agent with the consent of Ford, which consent shall not be unreasonably withheld or delayed. If no successor escrow agent is named by Visteon, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. The Escrow Agent shall promptly transfer the Escrow Fund to such designated successor.

          It is further understood that any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity (including the administration of this Agreement) may be transferred, shall be the Escrow Agent under this Agreement without further act.

9. LIMITATION OF RESPONSIBILITY. The Escrow Agent's duties are limited to those set forth in this Agreement and applicable laws, and the Escrow Agent, acting as such under this Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement.

10. FORCE MAJEURE. If either party hereto is rendered unable, wholly or in part, by Force Majeure (as defined herein) to perform its obligations hereunder (other than the obligation to pay money), such party shall give prompt notice to the other party with reasonable particulars including the probable extent of the inability to perform such obligation. Upon the giving of such notice, the obligation of such party shall be suspended but only to the extent and for the same time period it is affected by such Force Majeure. The affected party shall use all possible diligence to remove the effect of such Force Majeure. For purposes of this Agreement, the term "FORCE MAJEURE" shall mean acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, acts of terror, communication line failures, computer viruses, power failures, earthquakes or other disasters.

11. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

12. AMENDMENT. This Agreement may be amended by the written agreement of Ford, the Escrow Agent and Visteon; provided that, if the Escrow Agent does not agree to an amendment agreed upon by Ford and Visteon (except an amendment adversely affecting the rights or protections of the Escrow Agent), the Escrow Agent shall resign and Visteon shall appoint, with the consent of Ford, which consent shall not be unreasonably withheld or delayed, a successor to the Escrow Agent in accordance with Section 8 above.

13. CONSENT TO JURISDICTION AND SERVICE RELATING TO DISPUTES The parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of Michigan (and of any federal court located in said state) in connection with any actions or proceedings to enter a judgment upon the Final Award entered by the arbitrator hereunder or to award injunctive relief as provided in Section 17 below. In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to the parties hereto at their respective addresses in accordance with Section 5 hereof.

14. TAX REPORTING DOCUMENTATION.

          (a) Visteon and Ford each shall provide the Escrow Agent with its tax identification numbers and other forms and documents that the Escrow Agent may reasonably request

(collectively, "TAX REPORTING DOCUMENTATION") to the Escrow Agent within thirty
(30) days of the date of receipt of the Escrow Fund by the Escrow Agent. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent shall be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

          (b) The parties hereto agree that, for tax reporting purposes, all Escrow Earnings, if any, attributable to the Escrow Fund held in the Escrow Fund by the Escrow Agent pursuant to this Agreement shall be allocable to Visteon.

15. AUTHORIZED PERSONS. For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of Visteon and Ford designated on
Schedule I attached hereto and made a part hereof (each such representative, an "Authorized Person") which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

16. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

17. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts specified in
Section 13 hereof, in addition to any other remedy to which they are entitled at law or in equity.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date set forth above.

FORD MOTOR COMPANY                      VISTEON CORPORATION


By: /s/ Donat R. Leclair                By: /s/ James F. Palmer
    ---------------------------------       ------------------------------------
Title: Executive Vice President and     Title: Executive Vice President and
       Chief Financial Officer                 Chief Financial Officer


ESCROW AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS


By: /s/ Richard L. Buckwalter
    ---------------------------------
Title: Vice President

                                                                   Exhibit 10.4

                             REIMBURSEMENT AGREEMENT

          THIS REIMBURSEMENT AGREEMENT is dated as of October 1, 2005 (this "AGREEMENT") and is entered into between FORD MOTOR COMPANY ("Ford") and VISTEON CORPORATION ("VISTEON").

          A. Ford and Visteon have entered into a Master Agreement dated as of September 12, 2005 (the "MASTER AGREEMENT") and a Visteon "A" Transaction Agreement dated as of September 12 2005 (the "VISTEON "A" TRANSACTION AGREEMENT"). As part of the consideration, Ford is required to reimburse Visteon up to One Hundred Fifty Million Dollars ($150,000,000) for certain separation costs incurred by Visteon in connection with Visteon salaried employees who are assigned to work at Automotive Components Holdings, LLC (f/k/a VFH Holdings,
LLC) ("NEWCO LLC") pursuant to that certain Visteon Salaried Employee Lease Agreement between Visteon and Newco LLC dated as of the date hereof (the "EMPLOYEE LEASE AGREEMENT").

          B. Ford and Visteon desire to more fully set forth in this Agreement the terms and conditions applicable to the reimbursement obligation.

          NOW, THEREFORE, in consideration received to their full satisfaction, Ford and Visteon agree as follows:

          1. Separation Costs. Subject to the terms of this Agreement, all Separation Costs for Eligible Employees shall be subject to reimbursement hereunder.

As used herein the term "SEPARATION COSTS" means:

          (a) the amounts payable to Eligible Employees under the terms of the Visteon Separation Program ("VSP") as described in Section 2.06(a) of the Employee Lease Agreement, as that Section 2.06(a) may be amended, modified, waived or supplemented from time to time, (or similar program applicable to Eligible Employees who are entitled to benefits under other separation programs of Visteon because they are based in other countries although working in the United States); and

          (b) the cost of COBRA continuation coverage and life insurance premiums to cover the obligations to pay medical benefits and life insurance under the applicable salaried employee separation program; and

          (c) the cost of outplacement services in accordance with the applicable salaried employee separation plan, and

          (d) costs incurred in accordance with FAS No.88 "Employer's Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" as determined and supported by an external actuary; and

          (e) reimbursements to Ford pursuant to Section 3.01(c)(ii) of the Amended and Restated Employee Transition Agreement between Ford and Visteon dated as of April 1, 2000 and restated as of December 19, 2003 and as amended as of the date hereof.

As used herein the term "ELIGIBLE EMPLOYEE" means an employee of Visteon or a subsidiary of Visteon who is (a) leased to Newco LLC pursuant to the Employee Lease Agreement; and (b) whose employment with Visteon has been terminated and such employee either:

----------

          A. has not been offered employment by a buyer of the Automotive Components Holdings, Inc. (f/k/a VFH Holdings, Inc.) ("ACH") businesses, or

          B. has been offered employment by Visteon or by a buyer of the Newco businesses but has not accepted the employment offer because the position is not a comparable position as agreed by Ford and Visteon, provided, however, that an employee who is terminated for an offense that would justify a "for cause" termination under Visteon's Personnel policies or for failure to achieve acceptable performance under the Visteon Performance Improvement Program is not an Eligible Employee.

Notwithstanding the foregoing, Ford shall have no obligation to reimburse Visteon or any of its subsidiaries pursuant to this Agreement after the earlier of (x) December 31, 2009; and (y) the date on which there are no employees leased pursuant to the Employee Lease Agreement. If Ford has not expended One Hundred Fifty Million Dollars ($150,000,000) for Separation Costs by such date, then the difference between the amount of Separation Costs actually paid by Ford to such date and One Hundred Fifty Million Dollars ($150,000,000) shall be paid by Ford within five (5) Business Days into the Escrow Fund, as that term is defined in that certain Escrow Agreement dated as of the date hereof among the parties and Deutsche Bank Trust Company Americas, as Escrow Agent (the "ESCROW AGREEMENT").

          2. Request for Reimbursement. Visteon shall deliver a copy of a request for reimbursement of Separation Costs (each, a "REQUEST FOR REIMBURSEMENT") to Ford, provided, however, that Visteon shall not be entitled to make a Request for Reimbursement seeking reimbursement for a specific category of Separation Costs if a Final Award (defined herein) previously rendered in favor of Ford ruled that such category was not eligible for reimbursement hereunder. A Request for Reimbursement shall be submitted no more often than once each calendar month on or before the tenth (10th) Business Day following the end of such month. Each Request for Reimbursement shall contain the following information:

          (a) A certification by an officer of Visteon (or other person designated by Visteon and reasonably acceptable to Ford) substantially in the form attached hereto as Exhibit A that the Request for Reimbursement covers only Separation Costs as defined herein; and

          (b) Supporting documentation showing the Separation Costs that have been incurred, which will contain a description of the restructuring action and related cost(s) and which will identify the number and identity (including their name, global identification number, organization name, organization code, and date of termination of employees to be terminated, their locations, the expected completion date, and a description of the benefit arrangement that employees will receive upon termination (including cash payments and special termination benefits) (such employee information, "EMPLOYEE DATA"). If Separation Costs are incurred in connection with an involuntary retirement program where the identity of the participants is not yet known and Visteon is required to publicly report such costs in its financial statements covering the period in which the costs are incurred, then a description of the affected group of employees may be provided in lieu of the Employee Data, provided, however, that Visteon shall deliver to Ford the Employee Data as soon as it is available.

          3. Disbursements. All disbursements shall be made by Ford to Visteon or its designee by wire transfer to an account specified by Visteon initiated within fifteen (15) Business Days after Ford's receipt of a properly documented Request for Reimbursement, subject to Ford's rights under Section 5 hereof and its right to contest a Request for Reimbursement under subsection 6.2 hereof.

          4. Reporting Obligations. Within forty-five (45) days after the end of each calendar year,

(a) Ford shall provide to Visteon a statement indicating the following:

               -    Total obligation for Separation Costs ($150,000,000) less

                    -    Amounts disbursed during the preceding calendar year

                    -    Amounts disbursed during prior calendar years

               -    Total amount remaining eligible for funding Separation Costs

Ford shall provide such statements until its obligation to fund Separation Costs hereunder has expired.

and

(b) Visteon shall provide to Ford a statement indicating the following which shall show, in each category, an amount for both the preceding calendar year and prior calendar years:

               - Total amount of Separation Costs actually incurred by Visteon for which Ford was billed 100% of the expense

               - Total amount of Separation Costs actually incurred by Visteon for which Ford was billed 50% of the expense

Visteon shall provide such statements until the Employee Lease Agreement is terminated.

          5. Reductions in Reimbursement Obligation. If, (i) pursuant to an arbitration award, court order or written settlement agreement executed by Ford and Visteon, Ford or its subsidiaries or affiliates becomes entitled to recover from Visteon or its subsidiaries or affiliates as a result of any indemnification obligation contained in, or any breach or default arising under, any of the Transaction Documents ("VISTEON Obligation"), and (ii) Ford or its subsidiaries or affiliates has not received the full amount of the Visteon Obligation within the time frame provided in such award, order or settlement agreement, then Ford shall have a right to deliver to Visteon a notice (each, a "NOTICE OF SET-OFF") accompanied by a copy of the award, order, settlement agreement or written instructions and Ford's obligation to reimburse Visteon hereunder will be immediately reduced by the amount set forth in such award, order, settlement agreement or written instruction. If, however, the award or order that served as the basis for a reduction in reimbursement obligation hereunder is overruled or otherwise vacated by a final, non-appealable order or upon written settlement agreement executed by Ford and Visteon, then Ford's obligation to reimburse Visteon hereunder shall be increased by the amount by which the award or order was overruled or vacated or with respect to which Ford and Visteon have reached agreement pursuant to such written settlement.

          6. PROCEDURE FOR REIMBURSEMENT.

          6.1 Uncontested Reimbursements. If, within fifteen (15) Business Days after a Request for Reimbursement is received by Ford, Ford has not delivered its objection to such Request for Reimbursement in writing to Visteon, then Ford shall reimburse to Visteon the amount requested in the Request for Reimbursement; provided, however, that after the first Fifty Million Dollars ($50,000,000) is reimbursed, Ford shall thereafter reimburse only one-half of the total amount contained in each such Request for Reimbursement. The total amount of reimbursements made by Ford hereunder shall not exceed One Hundred Fifty Million Dollars ($150,000,000) or such lesser amount if Ford's reimbursement obligation is reduced in accordance with Section 5 hereof. If Ford has delivered its objection to only a portion of such Request for Reimbursement, then Ford shall distribute to Visteon the uncontested amount.

          6.2 Contested Reimbursements. If Ford gives Visteon written notice contesting all or any portion of a Request for Reimbursement (a "CONTESTED REIMBURSEMENT") within the fifteen (15) Business Day period specified in subsection 6.1, then such Contested Reimbursement shall be resolved by either
(i) a written settlement agreement executed by Ford and Visteon or (ii) in the absence of such a written settlement agreement, by binding arbitration between Ford and Visteon in accordance with the terms and provisions of subsection 6.3, provided, however, that Ford shall not be entitled to contest any portion of a Request for Reimbursement to the extent that such portion of the request seeks reimbursement for a specific category of Separation Costs that a Final Award (defined herein) had ruled was eligible for reimbursement hereunder. Each Contested Reimbursement shall set forth in reasonable detail the basis for Ford's contest of a Request for Escrow Reimbursement. In the event of a Contested Reimbursement, Ford and Visteon shall attempt in good faith to agree upon the rights of the respective Parties with respect to such claim. If a Contested Reimbursement is settled by a written settlement agreement executed by Visteon and Ford, then Visteon and Ford shall abide by the terms of such settlement agreement.

          6.3 Arbitration Disputes. If a dispute arises between the parties relating to this Agreement, the following shall be the sole and exclusive procedure for enforcing the terms hereof and seeking relief hereunder.

     (i) CPR. Following good faith negotiations between Ford and Visteon in accordance with subsection 6.2 hereof or otherwise, any Contested Reimbursement that is not resolved in accordance with subsection 6.2(i) or any other dispute arising between the parties relating to this Agreement will be submitted to mandatory, final and binding arbitration before a sole arbitrator in accordance with the CPR Rules, including discovery rules, for Non-Administered Arbitration, as follows. Within five (5) Business Days after the selection of the arbitrator, each party shall submit its requested relief to the other party and to the arbitrator with a view toward settling the matter prior to commencement of discovery. If no settlement is reached, then discovery shall proceed subject to the authority of the arbitrator to resolve discovery disputes between the parties. Upon the conclusion of discovery, each party shall again submit to the arbitrator its requested relief (which may be modified from the initial submission) and the arbitrator shall select only the entire requested relief submitted by one party or the other, as the arbitrator deems most appropriate. The arbitrator shall not select one party's requested relief as to certain claims or counterclaims and the other party's requested relief as to other claims or counterclaims; rather, the arbitrator must only select one or the other party's entire requested relief on all of the asserted claims and counterclaims, and the arbitrator will enter a final ruling that adopts in whole such requested relief, provided, however, that with respect to a Request of Reimbursement, the arbitrator may act separately upon each portion of such request that has been contested under subsection 6.2 hereof. The arbitrator will limit his/her final ruling to selecting the entire requested relief he/she considers the most appropriate from those submitted by the parties.

     (ii) Location of Arbitration. Arbitration shall take place in the City of Dearborn, Michigan unless the parties agree otherwise or the arbitrator selected by the parties orders otherwise. Punitive or exemplary damages shall not be awarded. This clause is subject to the Federal Arbitration Act, 28 U.S.C.A. Section 1, et seq., and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction as set forth in Section 13.

     (iii) Payment of Costs. Ford, on the one hand, and Visteon, on the other hand, will initially fund such deposits and advances required as may be required by the arbitrator in equal proportions, but either party may advance such amounts. The arbitrator will determine in the Final Award (defined herein) the party who is the prevailing party and the party who is not the prevailing party (the "NON-PREVAILING PARTY"). The Non-Prevailing Party will pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings and any amounts advanced by the Prevailing Party for such items, provided, however, that if such an award would result in manifest injustice, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable (such costs, fees and expenses as may be apportioned by the arbitrator pursuant to the preceding clause, the "ARBITRATION EXPENSES"). If Visteon is the Non-Prevailing Party, then Ford may reduce its reimbursement obligation hereunder by the amount of the Arbitration Expenses. If the amount of the Arbitration Expenses exceeds the amount of Ford's reimbursement obligation hereunder, then Visteon shall pay such excess as promptly as possible but in no event later than ten
          (10) Business Days after the Final Award (defined herein) is rendered pursuant to subparagraph (v) below. If Ford is the Non-Prevailing Party, then Ford shall pay to Visteon, by wire transfer, the Arbitration Expenses as promptly as possible, but in no event later than ten (10) Business Days after such Final Award is rendered.

     (iv) Burden of Proof. Except as may be otherwise expressly provided herein, for any Contested Reimbursement or any other matter submitted to arbitration hereunder, the burden of proof will be as it would have been if the claim were litigated in a judicial proceeding in a Michigan state court and governed exclusively by the internal laws of the State of Michigan, without regard to the principles of choice of law or conflicts of law of any jurisdiction.

     (v) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth its resolution of the matters submitted for resolution, the basis and reasons therefor and the Arbitration Expenses (the "FINAL AWARD") and will deliver such documents to the parties together with a signed copy of the Final Award. Subject to the provisions of subparagraph (vii) below, the Final Award will constitute a conclusive determination of all issues in question that shall be binding upon the parties hereto and shall include an affirmative statement to such effect. To the extent that the Final Award determines that Visteon is entitled to the Contested Reimbursement, then, subject to any reduction in its reimbursement obligation in accordance with Section 5 hereof, Ford shall reimburse Visteon the full amount of the Contested Reimbursement or, if Ford is obligated pursuant to Section 6.1 to reimburse only one-half of the Request for Reimbursement, then Ford shall reimburse one-half of the Contested Reimbursement.

     (vi) Timing. The parties and the arbitrator will conclude each arbitration pursuant to subsection 6.3 as promptly as possible.

     (vii) Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the other provisions of this Agreement.

          7. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("E-MAIL") transmission, so long as a receipt of such e-mail is requested and received) and shall be given,

If to Ford:       Ford Motor Company
                  11th Floor
                  One American Road
                  Dearborn, Michigan 48121
                  Attn: Secretary
                  Facsimile: 1-313-248-8713
                  psherry@ford.com

with a copy to:   Ford Motor Company
                  320 WHQ
                  One American Road
                  Dearborn, Michigan 48121
                  Attn: Marcia Nunn, Managing Counsel
                  Facsimile: 1-313-337-3209
                  mnunn@ford.com

If to Visteon     Visteon Corporation
                  One Village Center Drive
                  Van Buren Twp., MI 48111
                  Attn: John Donofrio, General Counsel
                  Facsimile: 1-734-710-7132
                  jdonofri@visteon.com
with a copy to:   Weil,Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY 10153
                  Attn: Michael E. Lubowitz
                  Facsimile: 1-212-310-8007
                  michael.lubowitz@weil.com

or such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

          8. GENERAL.

          8.1 Governing Law. The internal laws of the State of Michigan, irrespective of its choice of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          8.2 Counterparts. This Agreement may be executed in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          8.3 Entire Agreement/Amendment. This Agreement and the exhibits hereto and the Escrow Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. This Agreement may be amended only by the written agreement of Ford and Visteon.

          8.4 Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

          8.5 Certain Definitions. As used herein, (a) the term "BUSINESS DAY" means a day, other than a Saturday, Sunday or other day on which commercial banks in Detroit, Michigan are authorized or required by law to close; and (b) the term "TRANSACTION DOCUMENTS" shall mean the Master Agreement, the Contribution Agreement Transaction Documents as defined in that certain Contribution Agreement dated as of September 12, 2005 between Visteon and ACH, the Visteon "B" Transaction Documents as defined in that certain Visteon "B" Purchase Agreement dated as of September 12, 2005 between Ford and Visteon and the Visteon "A" Transaction Documents as defined in that certain Visteon "A" Transaction Agreement dated as of September 12, 2005. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. When a reference is made in this Agreement to a Section, subsection or Exhibit, such reference shall be to a Section or subsection of, or an Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

          9. FORCE MAJEURE If either party hereto is rendered unable, wholly or in part, by Force Majeure (as defined herein) to perform its obligations hereunder (other than the obligation to pay money), such party shall give prompt notice to the other party with reasonable particulars including the probable extent of the inability to perform such obligation. Upon the giving of such notice, the obligation of such party shall be suspended but only to the extent and for the time period it is affected by such Force Majeure. The affected party shall use all possible diligence to eliminate the effect of such Force Majeure. For purposes of this Agreement, the term "FORCE MAJEURE" shall mean acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, acts of terror, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          10. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

          11. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts specified in Section 13 hereof, in addition to any other remedy to which they are entitled at law or in equity.

          13. CONSENT TO JURISDICTION AND SERVICE RELATING TO DISPUTES The parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of Michigan (and of any federal court located in said state) in connection with any actions or proceedings to enter a judgment upon the Final Award entered by the arbitrator hereunder or to award injunctive relief as provided in Section 12 hereof. In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to the parties hereto at their respective addresses in accordance with Section 7 hereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date set forth above.

FORD MOTOR COMPANY                      VISTEON CORPORATION


By: /s/ Donat R. Leclair                By: /s/ James F. Palmer
    ---------------------------------       ------------------------------------
Title: Executive Vice President and     Title: Executive Vice President and
       Chief Financial Officer                 Chief Financial Officer
       ------------------------------          ------------------------------

                                                                    EXHIBIT 99.1


                   [AUTOMOTIVE COMPONENTS HOLDINGS, LLC LOGO]


NEWS

CONTACT:        Della DiPietro            Eric Mitchell
                c:  313-585-2481          o:  313-845-3302
                o:  313-206-2101
                ddipietr@ford.com         emitch15@ford.com


AUTOMOTIVE COMPONENTS HOLDINGS, LLC BEGINS OPERATIONS AFTER VISTEON TRANSFERS 23 FACILITIES


o Ford Motor Company closes transaction with Visteon; transfer of 17 plants and 6 facilities is complete.

o Automotive Components Holdings, LLC -- a Ford-managed, temporary business entity -- is open for business.

o Automotive Components Holdings will prepare most of the acquired businesses for sale, while protecting Ford Motor Company's supply of critical components.

DEARBORN, Mich., October 1, 2005 - Automotive Components Holdings, LLC began operations today after assuming control of 17 plants and six other facilities in the U.S. and Mexico from Visteon Corporation.

Automotive Components Holdings -- a temporary business managed by Ford Motor Company -- is being created to protect the flow of critical parts and components in the near-term, and over time improve Ford's sourcing flexibility. Its mission is to prepare most of the acquired businesses for sale to companies with the capital and expertise to supply Ford with high-quality components and systems at competitive prices.



Go to http://media.ford.com for news releases and high-resolution photographs.

The formation of Automotive Components Holdings is an essential part of Ford North America's strategy to accelerate its restructuring, improve its cost structure and boost profitability.

"Given our business conditions, we believe this is the best strategy to protect the flow of parts to Ford and, longer term, to help address Ford's material costs by preparing most of these facilities for sale as efficient, high-performing business units," said Al Ver, Ford vice president and chief executive and chief operating officer, Automotive Components Holdings, LLC. "We have assembled a team of seasoned veterans with proven track records to reshape and rebuild these businesses for sale to buyers who can take them forward."

ACH will have no employees of its own in the U.S. About 5,000 Visteon salaried employees, located mostly at facilities that are part of the transfer, will initially be leased from Visteon and work directly with ACH. About 80 Ford salaried employees have been assigned to the new company, along with some 18,000 Ford UAW hourly employees who work in the former Visteon facilities. Ford is expected to implement 5,000 buyouts over time for UAW employees at ACH facilities.

The three Mexican affiliates of ACH will employ about 1,850 hourly and salaried personnel.

Automotive Components Holdings, LLC begins operations under financial arrangements announced on May 25 as part of the Memorandum of Understanding. Its financial information will be consolidated into Ford Motor Company quarterly financial reports.

                                       ###



Go to http://media.ford.com for news releases and high-resolution photographs.

AUTOMOTIVE COMPONENTS HOLDINGS, LLC

Plants - 17
Other facilities - 6

PLANTS

Autovidrio Plant - Mexico - glass
Chesterfield Plant - Chesterfield Twp, MI - seating foam
El Jarudo Plant - Mexico - powertrain
Indianapolis Plant - Indianapolis, IN - steering components
Kansas City Plant - Kansas City, MO - IP/lamp final assembly/sequencing Lamosa Plants I & II - Mexico - chassis
Milan Plant - Milan, MI - powertrain
Monroe Plant - Monroe, MI - chassis
Nashville Glass Plant - Nashville, TN - glass
Rawsonville Plant - Ypsilanti, MI - powertrain & Rawsonville GTC
Saline Plant - Saline, MI - interiors
Sandusky Plant - Sandusky, OH - lighting/air induction/fuel vapor storage Sheldon Road Plant - Plymouth, MI - climate control
Sterling Plants I & II - Sterling Heights, MI - chassis & Sterling Test Labs Tulsa Glass Plant - Tulsa, OK - glass
Utica Plant - Shelby Twp, MI - interiors, exteriors
Ypsilanti Plant - Ypsilanti, MI - chassis

RESEARCH, TESTING AND OTHER FACILITIES

Bellevue Site - Bellevue, OH - aftermarket parts assembly & distribution Carlite Warehouse - Lebanon, TN - glass distribution center
Commerce Park S. - Bldg D - Dearborn, MI - chassis engineering/glass lab Glass Systems Main Office - Allen Park, MI - glass
Product Assurance Center - Dearborn, MI - R & D, testing
Technical Center-Dearborn, MI - research & product development

                                       ###
October 1, 2005




Go to http://media.ford.com for news releases and high-resolution photographs.

                                                                    EXHIBIT 99.2


RESEARCH UPDATE: FORD MOTOR CO., FORD CREDIT 'BB+' RATINGS
PLACED ON WATCH NEGATIVE


PUBLICATION DATE:               03-Oct-2005
PRIMARY CREDIT ANALYSTS:        Scott Sprinzen, New York (1) 212-438-7812;
                                scott_sprinzen@standardandpoors.com
                                Robert Schulz, CFA, New York (1) 212-438-7808;
                                robert_schulz@standardandpoors.com

CREDIT RATING: BB+/Watch Neg/B-1


RATIONALE
         On Oct. 3, 2005, Standard & Poor's Ratings Services placed its 'BB+' long-term and 'B-1' short-term ratings on Ford Motor Co., Ford Motor
Credit Co., and all related entities on CreditWatch with negative implications. (Hertz Corp.'s ratings had already been placed on CreditWatch negative on Sept. 13, 2005, pending completion of Ford's plan to divest Hertz). Consolidated debt outstanding totaled $158 billion at June 30, 2005.
         The CreditWatch placement reflects our increased concerns about Ford's ability to effect a turnaround at its troubled North American automotive operations amid sharply deteriorating product mix and sales volume, and prospects for persisting severe pricing pressure.
         We currently plan to resolve this review by mid-January, following Ford's announcement of its fourth-quarter results. We presently believe the rating is unlikely to be lowered below 'BB/B-2'.
         We believe soaring gasoline prices after Hurricanes Katrina and Rita are leading to an accelerating decline in demand for SUVs. Given Ford's disproportionate reliance on SUV-related earnings, its ability to return to meaningful profitability in its automotive business will be heavily influenced by the performance of its SUV models, despite efforts it is taking to strengthen its product offerings in other segments.
         More broadly, we are increasingly concerned about the sales and pricing outlook for Ford's products amid signs of waning consumer confidence. Ford's "Family Plan" was highly effective in boosting sales during July and August and enabled Ford to eliminate its excess dealer stocks. However, Ford likely only "pulled forward" sales from subsequent months, as its weak sales in September attests.
         The remainder of Ford's automotive operations and Ford Credit are performing roughly in line with our expectations, and so are not central factors in this review. However, the performance of these units is not sufficient to offset to the problems the company faces in its North American operations.
         Ford's liquidity should be sufficient relative to near-term requirements. We believe consolidated parent-level cash automotive cash flow should be around break-even in 2005. Ford has a large liquidity position, composed of the following:

         - Cash, marketable securities, and short-term assets in its VEBA trust (which it could use to meet certain near-term benefits costs, thereby freeing up other cash) totaled $21.8 billion at June 30, 2005 (excluding Ford Credit);
         - As of July 1, 2005, Ford had $7.1 billion of committed credit facilities with various banks, most of which are committed through June 30, 2010;
         - Parent-level debt maturities are moderate for the near term (about $1 billion for the 12 months from June 30, 2005), and long-term debt has an exceptionally high average maturity of about 25 years; and
         - Ford faces no ERISA-mandated pension fund contributions for the next few years, nor the need to make contributions to avoid Pension Benefit Guaranty Corp. variable-rate premiums. At June 30, Ford had a net cash position of $3.7 billion and this net cash position will improve following receipt of approximately $5.6 billion, pretax, from the expected sale in 2005 of its Hertz unit.

         As part of this review, Standard & Poor's will assess Ford's sales performance over the next few months, as well as its third- and fourth-quarter financial performance. We will also seek to meet with Ford's management to discuss the company's marketing strategy and new initiatives aimed at addressing the heightened challenges it faces in North America.

RATINGS LIST

                                  To                         From
Ford Motor Co.
Ford Motor Credit Co.
       Corporate credit rating    BB+/Watch Neg/B-1            BB+/Negative/B-1

Complete ratings information is available to subscribers of RatingsDirect, Standard & Poor's Web-based credit analysis system, at www.ratingsdirect.com. All ratings affected by this rating action can be found on Standard & Poor's public Web site at www.standardandpoors.com; under Credit Ratings in the left navigation bar, select Find a Rating, then Credit Ratings Search.

Analytic services provided by Standard & Poor's Ratings Services (Ratings Services) are the result of separate Activities designed to preserve the independence and objectivity of ratings opinions. The credit ratings and observations contained herein are solely statements of opinion and not statements of fact or recommendations to purchase, hold, or sell any securities or make any other investment decisions. Accordingly, any user of the information contained herein should not rely on any credit rating or other opinion contained herein in making any investment decision. Ratings are based on information received by Ratings Services. Other divisions of Standard & Poor's may have information that is not available to Ratings Services. Standard & Poor's has established policies and procedures to maintain the confidentiality of non-public information received during the ratings process.

Ratings Services receives compensation for its ratings. Such compensation is normally paid either by the issuers of such securities or third parties participating in marketing the securities. While Standard & Poor's reserves the right to disseminate the rating, it receives no payment for doing so, except for subscriptions to its publications. Additional information about our ratings fees is available at www.standardandpoors.com/usratingsfees.

Copyright (C) 1994-2005 Standard & Poor's, a division of The McGraw-Hill Companies.
All Rights Reserved. Privacy Notice